As filed with the Securities and Exchange Commission on February 18, 2020

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MEREO BIOPHARMA GROUP PLC

(Exact Name of Registrant as Specified in Its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

England and Wales	2834	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Fourth Floor

One Cavendish Place

London W1G 0QF UK

Telephone: +44 33 3023 7300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mereo US Holdings Inc.

251 Little Falls Drive

Wilmington, DE 19808

Telephone: +1 302 636 5401

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David S. Bakst

Mayer Brown LLP

1221 Avenue of the Americas

New York, New York 10020

Telephone: +1 212 506 2500

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company    ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount Of Registration Fee(4)
Ordinary shares, nominal value £ 0.003, per ordinary share(1)	89,510,410	$0.33	$29,538,434.64	$3,834.09

(1)

All ordinary shares offered are in the form of American Depositary Shares (“ADSs”), with each ADS representing five (5) of our ordinary shares. ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-223890), as amended.

(2)

Represents (i) 14,295,520 ordinary shares, nominal value £0.003 per share, equivalent to 2,859,104 ADSs currently outstanding pursuant to a securities purchase agreement with the selling shareholder named herein, and (ii) up to $25 million that are issuable to the selling shareholder pursuant to the securities purchase agreement, or 75,214,890 ordinary shares (equivalent to 15,042,978 ADSs) based on the proposed maximum offering price per share. Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares underlying the ADSs which may become issuable to prevent dilution from stock splits, stock dividends and similar events.

(3)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per ordinary share and proposed maximum aggregate offering price are calculated on the basis of £0.2575, the average of the high and low sale price of the ordinary shares of the Registrant on the Alternative Investment Market operated by the London Stock Exchange on February 13, 2020, which is within five business days prior to the filing of this registration statement, converted into U.S. dollars at the noon buying rate of the Federal Reserve Bank of New York on February 7, 2020, of $1.2908 to £1.0000.

(4)

Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the registration fee for this registration statement on Form F-1 against the portion of the $10,022.00 registration fee previously paid by the Registrant in connection with the Registrant’s registration statement on Form F-1 (File No. 333-223883), initially filed by the Registrant with the Securities and Exchange Commission (“SEC”) on March 23, 2018 and withdrawn by the Registrant on February 21, 2019 before it had become effective and before any securities were sold thereunder, of which $9,654.39 remains available. Accordingly, no filing fee is being paid at this time. After application of the registration fee due in connection with this registration statement on Form F-1, $5,820.30 remains available to the Registrant for future use.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)	Dated February 18, 2020

17,902,082 American Depositary Shares

Representing 89,510,410 Ordinary Shares

This prospectus relates to the sale of up to $28,300,000 or 17,902,082 American Depositary Shares (“ADSs”), which represent 89,510,410 of our ordinary shares, with each ADS representing five (5) of our ordinary shares, by Aspire Capital Fund, LLC (referred to in this prospectus as “Aspire Capital” or the “selling shareholder”) that we may issue at our option to Aspire Capital in the future, pursuant to a securities purchase agreement entered into with Aspire Capital on February 10, 2020 (the “Purchase Agreement”), which consists of (i) 11,432,925 ordinary shares that may be exchanged for 2,286,585 ADSs (the “Initial Shares”) that were issued to the selling shareholder for $0.26 per ordinary share (equivalent to $1.31 per ADS) for an aggregate amount of $3,000,000, (ii) 2,862,595 ordinary shares that may be exchanged for 572,519 ADSs (the “Commission Shares”) issued in satisfaction for the commission fee due to Aspire Capital of $300,000 pursuant to the Purchase Agreement, and (iii) up to an additional $25,000,000 ordinary shares exchangeable for ADSs issuable to the selling shareholder under the Purchase Agreement for which we are registering 15,042,978 ADSs representing 75,214,890 ordinary shares (calculated based on the average of the high and low sale price of our ordinary shares on the Alternative Investment Market (“AIM”) on February 13, 2020 of £0.2575 per share, converted into U.S. dollars at the noon buying rate of the Federal Reserve Bank of New York on February 7, 2020, of $1.2908 to £1.0000). As of the date of this prospectus, the exact number of ordinary shares we may issue to the selling shareholder under the Purchase Agreement is not determinable because the actual purchase price per share will fluctuate based on the market price of our shares during the term of the Purchase Agreement.

The ADSs may be evidenced by American Depositary Receipts (“ADRs”). Any proceeds that the Company receives under the Purchase Agreement are expected to be used for working capital and general corporate purposes.

The prices at which the selling shareholder may sell the ADSs will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive proceeds from the sale of the ADSs by the selling shareholder. However, we may receive proceeds of up to $28.0 million from the sale of our ADSs to the selling shareholder pursuant to the Purchase Agreement, once the registration statement, of which this prospectus is a part, is declared effective, which includes $3.0 million that we received from the selling shareholder for the sale of the Initial Shares of 11,432,925 ordinary shares exchangeable for 2,286,585 ADSs to the selling shareholder.

Aspire Capital is an “underwriter” within the meaning of the Securities Act. We will pay the expenses of registering these ADSs, but all selling and other expenses incurred by the selling shareholder will be paid by the selling shareholder.

Our ADSs trade on the Nasdaq Global Market (“Nasdaq”) under the symbol “MREO.” In addition, our ordinary shares trade on AIM, a market of the London Stock Exchange, under the symbol “MPH.” On February 14, 2020, the last reported sale price of our ADSs on Nasdaq was $1.68 per ADS.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the Securities Act of 1933, as amended, and, as such, are subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Our business and an investment in our ADSs involve significant risks. See “Risk Factors” beginning on page 9 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                , 2020

We are responsible for the information contained in this prospectus and any free-writing prospectus we prepare or authorize. We have not, and the selling shareholder has not, authorized anyone to provide you with different information, and we and the selling shareholder take no responsibility for any other information others may give you. We are not, and the selling shareholder is not, making an offer to sell our ADSs in any jurisdiction where such offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or the sale of any ADSs.

For investors outside the United States: neither we nor the selling shareholder have done anything that would permit the offering or possession or distribution of this prospectus or any free writing prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus or any free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus and any free writing prospectus outside the United States.

We are a public limited company incorporated under the laws of England and Wales and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the U.S. Securities and Exchange Commission (“SEC”), we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended.

ABOUT THIS PROSPECTUS

Under this registration statement, the selling shareholder may sell our ADSs described in this prospectus from time to time. Please read carefully this prospectus together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to:

∎	“ADSs” are to our American Depositary Shares, each of which represents five ordinary shares of Mereo BioPharma Group plc;

∎	“ADRs” are to the American depositary receipts that may evidence our ADSs;

∎	“EMA” are to the European Medicines Agency;

∎	“Exchange Act” are to the U.S. Securities Exchange Act of 1934, as amended;

∎	“FDA” are to the U.S. Food and Drug Administration;

∎

“Mereo,” the “Company,” “we,” “us,” and “our” refer to Mereo BioPharma Group plc and our wholly-owned subsidiaries Mereo BioPharma 1 Limited, Mereo BioPharma 2 Limited, Mereo BioPharma 3 Limited, Mereo BioPharma 4 Limited, Mereo BioPharma Ireland Limited, Mereo US Holdings Inc., NAVI Subsidiary, Inc. and OncoMed Pharmaceuticals, Inc. Our consolidated financial statements also treat Mereo BioPharma Group plc Employee Benefit Trust, an employee benefit trust operated by us, as a wholly-owned subsidiary of ours;

∎

the “Merger” are to the merger of Mereo MergerCo One Inc. and OncoMed Pharmaceuticals, Inc., with OncoMed Pharmaceuticals, Inc. surviving as a wholly-owned subsidiary of Mereo US Holdings Inc., and as an indirect wholly-owned subsidiary of Mereo BioPharma Group plc;

∎

the “Merger Agreement” are to the Agreement and Plan of Merger and Reorganization, dated December 5, 2018, by and among Mereo BioPharma Group plc, Mereo US Holdings Inc., Mereo MergerCo One Inc. and OncoMed Pharmaceuticals, Inc.;

∎	“OncoMed” are to OncoMed Pharmaceuticals, Inc.;

∎	“ordinary shares” are to our ordinary shares, each of £0.003 nominal value;

∎	“SEC” are to the U.S. Securities and Exchange Commission;

∎	“Securities Act” are to the U.S. Securities Act of 1933, as amended;

∎	“$,” “USD,” “US$” and “U.S. dollar” are to the United States dollar (or units thereof); and

∎	“£,” “GBP,” “pound sterling,” “pence” and “p” are to the British pound sterling (or units thereof).

PRESENTATION OF FINANCIAL INFORMATION

This prospectus incorporates by reference our audited consolidated financial statements as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018, our unaudited interim consolidated financial statements as of June 30, 2019 and 2018 and for the six months ended June 30, 2019 and 2018, prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”), and certain unaudited pro forma condensed combined financial information. The unaudited interim consolidated financial statements have been prepared in accordance with IAS 34 as issued by the IASB. None of our financial statements were prepared in accordance with U.S. generally accepted accounting standards (“U.S. GAAP”).

ii

Our financial information is presented in pounds sterling. Translations from pounds sterling into U.S. dollars are not necessarily indicative of the amounts of U.S. dollars that could actually have been purchased upon exchange of pounds sterling at the dates indicated.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

iii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all the information that may be important to you, and we urge you to read this entire prospectus carefully, including the information set forth under the sections titled “Risk Factors” before deciding to invest in our ADSs.

We are a biopharmaceutical company focused on the development and commercialization of innovative therapeutics that aim to improve outcomes for patients with rare diseases. Our ADSs trade on Nasdaq under the symbol “MREO” and our ordinary shares trade on the AIM, a market of the London Stock Exchange, under the symbol “MPH.” Our strategy is to build a portfolio of rare disease product candidates acquired from pharmaceutical and large biotechnology companies and to develop these through regulatory approval and subsequent commercialization.

Our existing portfolio consists of five clinical-stage product candidates. Our rare and orphan disease product candidates, setrusumab for the treatment of osteogenesis imperfecta (“OI”) and alvelestat for the treatment of severe alpha-1 antitrypsin deficiency (“AATD”), represent an attractive development and commercialization opportunity for us. Each of our rare disease product candidates has generated positive clinical data for its target indication or for a related indication.

We plan to partner or sell our existing non-rare disease product candidates, which include acumapimod for the treatment of acute exacerbations of chronic obstructive pulmonary disease (“AECOPD”), leflutrozole for the treatment of hypogonadotropic hypogonadism (“HH”) in obese men and etigilimab for the treatment of solid tumors, recognizing the need for a larger sales infrastructure and greater resources to take these product candidates to market.

The following table summarizes our product candidate pipeline. We have global commercial rights to setrusumab, alvelestat, acumapimod, leflutrozole and etigilimab.

Rare Disease Product Candidate Pipeline

Non-Rare Disease Product Candidate Pipeline

Our team has extensive experience in the pharmaceutical and biotechnology sector in the identification, acquisition, development, manufacturing, and commercialization of product candidates in multiple therapeutic areas. Our senior management team has long-standing relationships with senior executives of large pharmaceutical companies, which we believe enhances our ability to identify and acquire additional product candidates.

Recent Developments

12-month top-line data from the setrusumab Phase 2b dose-ranging study in adult patients

On November 11, 2019, we reported 12-month top-line data from our Phase 2b dose-ranging clinical trial for setrusumab in adults with Type I, III or IV OI.

The primary endpoint of the trial was change in trabecular volumetric bone mineral density (“Tr vBMD”) of the radius (wrist) over baseline after 12 months of treatment as measured by high resolution peripheral quantitative computerized tomography (“HRpQCT”). As a result of the unexpected high heterogeneity of the trial patients’ trabecular bone baseline values at the wrist (including both very low and very high trabecular bone at baseline as compared to the literature available), the primary endpoint was not met at any of the three setrusumab dose levels. HRpQCT is a relatively new imaging technique that has not been used widely in clinical studies and was chosen in order to improve the understanding of the effect of setrusumab on the bone biology in OI patients, given it can measure both trabecular and cortical volumetric BMD separately.

Importantly, when the percentage change in trabecular and cortical volumetric bone mineral density (“BMD”) at the wrist were combined (the total volumetric BMD as measured by HRpQCT, a secondary endpoint of the study), an increase in total volumetric BMD was observed and reached statistical significance in the medium and high dose cohorts. Mean increases in total volumetric BMD were 4.11% (p=0.004), 4.5% (p=0.028), and 0.58% (p=0.97) in the high, medium, and low dose cohorts (post hoc analysis), respectively. This suggests total volumetric BMD increases were driven by the ability of setrusumab to increase cortical volumetric BMD.

The study achieved its important secondary endpoint of increase in areal BMD at the lumbar spine at six and 12 months over baseline using dual energy x-ray absorptiometry (“DXA”), a well-established measurement tool of BMD (cortical and trabecular bone), reaching statistical significance in the high and medium doses cohorts at both six and 12 months, with a clear dose-dependent response. Mean increases in areal BMD at the lumbar spine were 8.8% (p<0.001), 6.8% (p<0.001), and 2.6% (p=0.057) in the high, medium, and low dose cohorts at 12 months, respectively. Moreover, increases in areal BMD were consistent across all OI subtypes (I, III and IV) represented in the study and improved with duration of treatment. Statistically significant changes in areal BMD were also observed by DXA at the femoral neck and total hip with mean increases of 3.1% (p=0.022) and 2.2% (P=0.011), respectively, at 12 months in the high dose cohort.

On January 14, 2020, we reported additional data to the above from our Phase 2b does-ranging clinical trial for setrusumab. This additional data demonstrated a dose dependent increase in bone strength (stiffness and failure load) as measured by Finite Element Analysis (“FEA”). This was a second prespecified primary end point and reached statistical significance in the high dose cohort. FEA is a technique that, based on the HRpQCT, allows for the estimation of physical properties of bone,

We also reported on the end point of Trabecular Bone Score (TBS) at the lumbar spine. Setrusumab demonstrated a statistically significant increase in TBS at both the high (p<0.001) and medium dose cohorts (p<0.001). Trabecular bone score (TBS) is a gray-level texture index determined from patient lumbar spine dual-energy X-ray absorptiometry (DXA) scans that correlates with 3D parameters of trabecular bone architecture thought to help predict fracture.

Although the Phase 2b trial was not powered to show a difference in fracture rates, a trend of reduction in fractures was observed in the high-dose cohort. Setrusumab was safe and well-tolerated in the study. There were no cardiac-related safety concerns observed in the study.

The study enrolled 112 adults (69 with type I, 28 with type IV and 15 with type III OI) at 27 clinical sites across the United States and Europe and randomized patients originally to one of four different blinded monthly dosing regimens of setrusumab: high, medium, low and placebo. The study was subsequently revised to convert the placebo arm into an open-label arm where patients received the high dose regimen of setrusumab. Six-month results from this open-label arm were reported in May 2019 and presented at the American Society of Bone Mineral Research (ASBMR) Annual Meeting in September 2019. Patients in the open-label arm of the study have not yet completed 12 months of treatment with setrusumab, therefore the top-line 12-month results reported on November 11, 2019 and on January 14, 2020 are from the three-arm blinded portion of the study.

Licensing Agreement for Navicixizumab

On January 13, 2020, we entered into a global license agreement with Oncologie, Inc. (“Oncologie”) for the development and commercialization of Navicixizumab (“Navi”), an anti-DLL4/VEGF bispecific antibody currently being evaluated in an ongoing Phase 1b study in combination with paclitaxel in patients with advanced heavily pretreated ovarian cancer. Navi previously completed a Phase 1a monotherapy study in patients with various types of refractory solid tumors and is one of two product candidates we acquired through the Merger. In October 2019, the FDA granted Fast Track designation to navicixizumab and has agreed in principle on the design of a study that could potentially support accelerated approval for navicixizumab in a heavily pretreated, platinum-resistant ovarian cancer patient population.

Under the terms of the license agreement, Oncologie will receive an exclusive worldwide license to develop and commercialize Navi. We received an upfront payment of $4.0 million and will receive an additional payment of $2.0 million conditional on a CMC (Chemistry, Manufacturing and Controls) milestone. Oncologie will be responsible for all future research, development and commercialization of

Navi. Additionally, we will be eligible to receive up to $300 million in future clinical, regulatory and commercial milestones, tiered royalties ranging from the mid-single-digit to sub-teen percentages on global annual net sales of Navi, as well as a negotiated percentage of sublicensing revenues from certain sublicensees.

As a consequence of the license agreement with Oncologie, and in accordance with the terms and conditions of the Contingent Value Rights Agreement for former stockholders of OncoMed, dated April 23, 2019, by and between us and Computershare Inc., as rights agent, (the “CVR Agreement”), holders of contingent value rights (“CVRs”) pursuant to the CVR Agreement will be entitled to receive certain eligible cash milestone payments made to us under the license agreement relating to the development and commercialization of Navi. The receipt of the upfront milestone payment of $4.0 million by us in January 2020 will result in a payment to CVR holders of approximately 1.2 cents per CVR, a total of approximately $462,748 (after deductions of costs, charges and expenditures). It is expected this distribution will be made to CVR holders by March 17, 2020.

Holders of CVRs pursuant to the CVR Agreement will be entitled to receive additional eligible cash milestone payments made to us under the license agreement relating to Navi. Pursuant to the terms of the CVR Agreement, if a milestone occurs prior to the fifth anniversary of the closing of the Merger, then holders of CVRs will be entitled to receive an amount in cash equal to 70% of the aggregate principal amount received by us after deduction of costs, charges and expenditures. Such milestone payments are also subject to a cash consideration cap, pursuant to which the aggregate principal amount of all cash payments made to holders of CVRs under the CVR Agreement shall in no case exceed $79.7 million.

New Novartis Notes

On February 10, 2020, we entered into a £3,841,479 convertible loan note instrument with Novartis Pharma AG (“Novartis”) pursuant to which we issued Novartis 3,841,479 unsecured convertible loan notes (the “New Novartis Notes”) and warrants to purchase 1,449,614 ordinary shares. See “Description of Share Capital and Articles of Association—Novartis Notes”.

Corporate Information

We were incorporated as a private limited company with the legal name Mereo BioPharma Group Limited under the laws of England and Wales on March 10, 2015 with the company number 09481161. On June 3, 2016, we re-registered as a public limited company with the legal name Mereo BioPharma Group plc. Our registered office address is Fourth Floor, One Cavendish Place, London, W1G 0QF, United Kingdom and our telephone number is +44 (0) 33 3023 7300. Our website address is www.mereobiopharma.com. The information contained on, or that can be accessed from, our website does not form part of this prospectus. Our agent for service of process in the United States is Mereo US Holdings Inc.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company we have chosen to take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include:

∎	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002;

∎

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

∎	not being required to submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes;” and

∎

not being required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

We may take advantage of these provisions until the earliest of: (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion; (ii) the last day of 2024; (iii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common equity held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during any three-year period.

As a result, we do not know if some investors will find our ADSs less attractive. The result may be a less active trading market for our ADSs, and the price of our ADSs may become more volatile.

Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

∎	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

∎

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

∎

the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies also are exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

As a foreign private issuer, we are permitted to follow the corporate governance practices of our home country in lieu of certain provisions of the Nasdaq. We therefore follow U.K. corporate governance practices in lieu of certain Nasdaq corporate governance requirements including the requirement to seek shareholder approval for a specified issuance of securities.

The Offering

ADSs offered by the selling shareholder:	Up to 17,902,082 ADSs, each representing five (5) ordinary shares.

Ordinary shares outstanding	112,255,142 ordinary shares as of February 11, 2020, including ordinary shares in the form of ADSs.

American Depositary Shares	Each ADS represents five (5) ordinary shares, nominal value £0.003 per ordinary share. As an ADS holder, you will not be treated as one of our shareholders and you will not have shareholder rights. You will have the rights of an ADS holder or beneficial owner of ADSs as provided in the deposit agreement among us, the depositary, and all holders and beneficial owners of ADSs issued thereunder. To better understand the terms of our ADSs, see “Description of American Depositary Shares.” We also encourage you to read the deposit agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Depositary	Citibank, N.A.

Use of proceeds	The selling shareholder will receive all of the proceeds from the sale of the ADSs offered for sale by it under this prospectus. We will not receive proceeds from the sale of the ADSs by the selling shareholder. However, we may receive up to $28.0 million in proceeds from the sale of our ordinary shares exchangeable for ADSs to the selling shareholder under the Purchase Agreement described below, which includes the $3.0 million that we received from the selling shareholder for the sale of 11,432,925 ordinary shares exchangeable for 2,286,585 ADSs to the selling shareholder. We intend to use any proceeds from the selling shareholder that we received under the Purchase Agreement, together with our existing cash, short-term deposits and short-term investments, to advance the clinical development of setrusumab and alvelestat, and the remainder to fund general research and development activities, working capital and other general corporate purposes. See “Use of Proceeds.”

Risk factors	See “Risk Factors” and the other information included in this prospectus for a discussion of factors you should consider before deciding to invest in our ADSs.

Nasdaq trading symbol	“MREO”

AIM trading symbol	“MPH”

On February 10, 2020, we entered into a Purchase Agreement with Aspire Capital Fund, LLC, an Illinois limited liability company (referred to in this prospectus as “Aspire Capital” or the “selling shareholder”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $25.0 million worth of our ordinary shares that are exchangeable for ADSs over the approximately 30-month term of the Purchase Agreement. In addition, pursuant to the Purchase Agreement, Aspire Capital purchased the Initial Shares of 11,432,925 ordinary shares that are exchangeable for 2,286,585 ADSs for $3.0 million. In consideration for entering into the Purchase Agreement, concurrently with the execution of the Purchase Agreement, we paid Aspire Capital a commission fee of $300,000, which was wholly satisfied by the issuance to Aspire Capital of the Commission Shares of 2,862,595 ordinary shares that are exchangeable for 572,519 ADSs. Concurrently with entering into the Purchase Agreement, we also entered into a registration rights agreement with Aspire Capital (referred to in this prospectus as the “Registration Rights Agreement”), in which we agreed to file one or more registration statements, including the registration statement of which this prospectus is a part, as permissible and necessary to register under the Securities Act, the sale of the ADSs that have been and may be issued to Aspire Capital under the Purchase Agreement.

As of February 11, 2020, there were 112,255,142 ordinary shares outstanding (approximately 35% held by non-affiliates), which includes the Initial Shares of 11,432,925 ordinary shares exchangeable by the selling shareholder for 2,286,585 ADSs that have already been issued to Aspire Capital, (ii) the Commission Shares of 2,862,595 ordinary shares exchangeable by the selling shareholder for 572,519 ADSs that were issued to Aspire Capital in satisfaction of the commission fee of $300,000 due to Aspire Capital under the Purchase Agreement, and excludes the $25.0 million worth of our ordinary shares that are exchangeable for ADSs issuable to Aspire Capital pursuant to the Purchase Agreement. The number of ADSs representing ordinary shares ultimately offered for sale by Aspire Capital is dependent upon the number of ADSs purchased by Aspire Capital under the Purchase Agreement.

Pursuant to the Purchase Agreement and the Registration Rights Agreement, we are registering 89,510,410 ordinary shares represented by 17,902,082 ADSs under the Securities Act, which includes (i) the Initial Shares of 11,432,925 ordinary shares exchangeable by the selling shareholder for 2,286,585 ADSs that have already been issued to Aspire Capital, (ii) the Commission Shares of 2,862,595 ordinary shares exchangeable by the selling shareholder for 572,519 ADSs that were issued to Aspire Capital in satisfaction of the commission fee of $300,000 due to Aspire Capital under the Purchase Agreement, and (iii) up to $25.0 million worth of ordinary shares that are exchangeable for ADSs that we may issue to Aspire Capital after this registration statement is declared effective under the Securities Act. All of ADSs representing ordinary shares issuable to Aspire Capital under the Purchase Agreement are being offered pursuant to this prospectus.

After the SEC has declared effective the registration statement of which this prospectus is a part, on any business day on which the closing sale price of our ADSs is not less than $0.25 per share, we have the right, in our sole discretion, to present Aspire Capital with a purchase notice (each, a “Purchase Notice”), directing Aspire Capital (as principal) to purchase up to 150,000 ADSs per business day, up to $25.0 million worth of our ordinary shares that are exchangeable for ADSs in the aggregate over the term of the Purchase Agreement, at a per ADS price (the “Purchase Price”) calculated by reference to the prevailing market price of our ADSs over the preceding 10-business day period (as more specifically described below); however, no sale pursuant to a Purchase Notice may exceed $0.5 million per business day.

In addition, on any date on which we submit a Purchase Notice to Aspire Capital for at least 150,000 ADSs, we also have the right, in our sole discretion, to present Aspire Capital with a volume-

weighted average price purchase notice (each, a “VWAP Purchase Notice”) directing Aspire Capital to purchase an amount of ADSs equal to up to 30% of the aggregate of the Company’s ADSs traded on the Nasdaq on the next business day (the “VWAP Purchase Date”) but not more than 250,000 ADSs, subject to a maximum number of ADSs we may determine (the “VWAP Purchase ADS Volume Maximum”) and a minimum trading price (the “VWAP Minimum Price Threshold”) (as more specifically described below). The purchase price per ADS pursuant to such VWAP Purchase Notice (the “VWAP Purchase Price”) is calculated by reference to the prevailing market price of our ADSs (as more specifically described below).

The Purchase Agreement provides that the Company and Aspire Capital shall not effect any sales under the Purchase Agreement on any purchase date where the closing sale price of our ADSs is less than $0.25 per ADS (the “Floor Price”). This Floor Price and the respective prices and ADS numbers in the preceding paragraphs shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction. There are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our ADSs to Aspire Capital. Aspire Capital has no right to require any sales by us, but is obligated to make purchases from us as we direct in accordance with the Purchase Agreement. There are no limitations on use of proceeds, financial or business covenants, restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. Aspire Capital may not assign its rights or obligations under the Purchase Agreement. The Purchase Agreement may be terminated by us at any time, at our discretion, without any penalty or cost to us.

RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information contained in and incorporated by reference in this prospectus before making an investment in our ADSs. Our business, financial condition, results of operation, or prospects could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our ADSs could decline and you could lose all or part of your investment. This prospectus and the documents incorporated by reference herein also contain forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below.

We have a limited operating history and have never generated any product revenue.

We are a multi-asset, clinical-stage biopharmaceutical company with a limited operating history, and have incurred significant operating losses since our formation. We had net losses of £16.2 million in the six months ended June 30, 2019 (£17.0 million in the six months ended June 30, 2018), and £32.0 million, £38.8 million and £28.4 million, in the years ended December 31, 2018, 2017 and 2016, respectively. As of June 30, 2019, we had an accumulated net loss of £127.4 million (£111.2 million as of December 31, 2018). Our losses have resulted principally from expenses incurred from the research and development of our product candidates and from general and administrative costs that we have incurred while building our business infrastructure. We expect to continue to incur significant operating losses for the foreseeable future as we expand our research and development efforts, and seek to obtain regulatory approval and potentially commercialize our product candidates. We anticipate that our expenses will increase substantially as we:

∎

continue to conduct our ongoing Phase 2b clinical trial of setrusumab for the treatment of osteogenesis imperfecta (“OI”), which currently involves a 12-month period during which the off-effects of setrusumab will be examined following the top-line data read out in 2019;

∎	continue to conduct our ongoing Phase 2 clinical trial of alvelestat for the treatment of severe alpha-1 antitrypsin deficiency (“AATD”);

∎	prepare for a pivotal trial of setrusumab in Europe and Canada in children with severe OI in 2020, with fracture rate as the primary endpoint;

∎	seek to acquire additional novel product candidates to treat rare diseases;

∎	seek regulatory approvals for our product candidates;

∎

potentially establish a commercial infrastructure and work with contract manufacturing organizations (“CMOs”) to scale up manufacturing processes to commercialize or co-commercialize selected product candidates, if approved;

∎	maintain, expand, and protect our intellectual property portfolio;

∎	secure, maintain, or obtain freedom to operate for our technologies and product candidates;

∎

add clinical, scientific, operational, financial, and management personnel, including personnel to support the development of our product candidates and potential future commercialization or co-commercialization efforts; and

∎

expand our operations in the United Kingdom and potentially hire additional employees in the United States and in Europe, territories where we anticipate direct commercialization or commercialization with a partner.

Our expenses may also increase substantially if we experience any delays or encounter any issues with any of the above, including, but not limited to, failed clinical trials, complex results, safety issues, or unforeseen regulatory challenges.

We have devoted substantially all of our financial resources and efforts to the acquisition and clinical development of our product candidates. We have not completed the clinical development of any product through approval and have never generated any product revenue.

To become and remain profitable, we must succeed in developing and commercializing product candidates that generate significant revenue. This will require us to be successful in a range of challenging activities, including completing clinical trials of our current or any future product candidates, obtaining regulatory approval for our product candidates that successfully complete clinical trials, establishing manufacturing supplies and marketing capabilities, and ultimately commercializing or entering into strategic relationships for our current and future product candidates, if approved. We are only in the preliminary stages of many of these activities. We may never succeed in these activities and, even if we do, we may never generate revenue that is significant enough to achieve profitability.

Because of the numerous risks and uncertainties associated with biopharmaceutical product development, we are unable to accurately predict the timing or amount of increased expenses or when, or if, we will be able to achieve profitability. We may be subject to different or contradictory regulatory requirements in different countries, and different regulatory authorities may not be aligned on the clinical trials necessary to support approval of our product candidates. If we are required by the FDA, the EMA, or other regulatory authorities to perform studies in addition to those we currently anticipate, or if there are any delays in completing our clinical trials or the development of our current product candidates, our expenses could increase and our ability to generate revenue could be further delayed. In addition, we may not be able to acquire new product candidates or may encounter unexpected difficulties or delays in such acquisitions, which would impair our business.

Furthermore, adoption by the medical community of our product candidates, if approved, may be limited if third-party payors offer inadequate reimbursement coverage. Cost control initiatives may decrease coverage and payment levels for our product candidates, which in turn would negatively affect the price that we will be able to charge for such product candidates. We are unable to predict the coverage that will be provided by private or government payors for any product we have in development. Any denial of private or government payor coverage, inadequate reimbursement for our product candidates, or delay in receipt of reimbursement payments could harm our business and, even if we do generate product royalties or product sales, we may never achieve or sustain profitability. Our failure to sustain profitability would depress the market price of our ADSs and ordinary shares and could impair our ability to raise capital, acquire new product candidates, expand our business, or continue our operations. A decline in the market price of our ADSs or ordinary shares also could cause you to lose all or a part of your investment.

If we do not obtain adequate and timely funding, we may not be able to continue as a going concern.

Under the current business plan and cash flow forecasts, with ongoing research and development efforts focused on our rare disease product candidates, setrusumab and alvelestat, and taking into account the funds raised from Novartis and Aspire Capital, together with other current short-term initiatives including the successful finalization of the current HM Revenue & Customs (“HMRC”) enquiries in respect of our research and development tax claim relating to fiscal year 2018, we expect that our cash resources will extend to the end of the first half of 2020. Therefore, we will need additional external funding by the end of the first half of 2020 to be able to continue as a going concern.

We will seek to obtain such funding from further equity financings, collaborations, licensing arrangements and potentially from the utilization of all or part of the additional $25.0 million we may receive from Aspire Capital pursuant to the Purchase Agreement, additional or restructured debt facilities or other sources. We also intend to raise additional equity capital in one or more transactions with institutional investors on terms substantially similar to the terms of Aspire Capital’s purchase of the Initial Shares. There is no guarantee that future funding will be available in sufficient amounts or on terms acceptable to us, if at all. If we are unable to raise sufficient external funding when needed, we could be forced to delay, reduce or eliminate our intended activities.

The unaudited interim consolidated financial statements as of and for the six-month period ended June 30, 2019 incorporated by reference into this prospectus have been prepared on a going concern basis; however, they make reference to a material uncertainty as to our ability to continue as a going concern because further funding was not committed at the date of approval of those unaudited interim consolidated financial statements. In addition, as only limited additional funding from the New Novartis Notes and the Purchase Agreement with Aspire Capital has been secured as at the date of this prospectus, there remains a material uncertainty as to our ability to continue as a going concern. If we are unable to obtain adequate and timely funding such that the going concern basis of preparation were no longer appropriate, we would be required to make adjustments to our financial statements, which adjustments could include significant reductions in the balance sheet values of our assets to their recoverable amounts and the recognition of significant provisions for further liabilities that might arise.

We will need additional funding to complete the development of our current product candidates; to license, acquire, and develop future product candidates; and to commercialize our product candidates, if approved. If we are unable to raise capital when needed, we could be forced to delay, reduce, or eliminate research and development programs, any future commercialization efforts or acquisitions of potential product candidates.

We have based our liquidity and capital resources estimates on assumptions that may prove to be wrong. As a result, we could use our capital resources sooner than we currently expect, or our operating plan may change as a result of many factors unknown to us. These factors, among others, may necessitate that we seek additional capital sooner than currently planned.

Our future capital requirements will depend on many factors, including:

∎	the costs, timing, and results of our ongoing Phase 2b clinical trial and our planned pivotal pediatric study for setrusumab and our ongoing Phase 2 clinical trial for alvelestat;

∎	the costs and timing of manufacturing clinical supplies of our product candidates;

∎	the costs, timing, and outcome of regulatory review of our product candidates, including post-marketing studies that could be required by regulatory authorities;

∎	the costs, timing, and outcome of potential future commercialization activities, including manufacturing, marketing, sales, and distribution, for our product candidates that we commercialize directly;

∎	the timing and amount of revenue, if any, received from commercial sales of our product candidates;

∎

the costs and timing of preparing, filing, and prosecuting patent applications; maintaining and enforcing our intellectual property rights; and defending any intellectual property-related claims, including any claims by third parties that we are infringing, misappropriating or otherwise violating the third party’s intellectual property rights;

∎	the sales price and availability of adequate third-party coverage and reimbursement for our product candidates;

∎	the effect of competitors and market developments;

∎

the extent to which we are able to acquire new product candidates or enter into licensing or collaboration arrangements for our product candidates, although we currently have no commitments or agreements to complete any such transactions;

∎	milestone and deferred payments under our license and option agreement with AstraZeneca AB; and

∎	our ability to satisfy HMRC’s enquiries with respect to our fiscal year 2018 research and development tax credit claim and claims in respect of fiscal year 2019 and future years.

Furthermore, we expect to incur additional costs associated with operating as a public company in the United Kingdom and the United States and maintaining a quotation and listing, respectively, on the AIM and Nasdaq.

Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations.

Fundraising and business development efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our product candidates. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. Moreover, the terms of any financing may adversely affect our business, the holdings or the rights of our shareholders, or the value of our ADSs and ordinary shares.

If we are unable to obtain funding on a timely basis, we may be required to significantly curtail, delay, or discontinue our research and development programs or any commercialization efforts; be unable to expand our operations or acquire product candidates; or be unable to otherwise capitalize on our business opportunities, as desired, which could harm our business and potentially force us to discontinue operations. See “—If we do not obtain adequate and timely funding, we may not be able to continue as a going concern.”

The United Kingdom’s withdrawal from the European Union could lead to increased market volatility, which could adversely impact the market price of our ADSs and make it more difficult for us to do business in Europe or have other adverse effects on our business.

The United Kingdom formally exited the European Union, commonly referred to as Brexit, on January 31, 2020. Under the terms of its departure, the United Kingdom will enter a transition period during which it will continue to follow all European Union rules and the trading relationship will remain the same. The transition period is scheduled to end on December 31, 2020. The long term effects of Brexit will depend on the agreements and arrangements the United Kingdom negotiates with the European Union, including whether and to what extent it will retain access to the European Union markets following the transition period. There will be a period of considerable uncertainty particularly in relation to United Kingdom financial and banking markets as well as on the regulatory process in Europe as these negotiations continue to unfold. As a result of this uncertainty, financial markets could experience volatility which could adversely affect the market price of our ADSs. Depending on the final terms of any agreements and arrangements negotiated with the European Union, we may also face new regulatory costs and challenges that could have a material adverse effect on our operations, including the potential for a delay in our clinical progress and approvals in Europe. Depending on the terms of any agreements and arrangements negotiated with the European Union, the United Kingdom could lose the benefits of global trade agreements negotiated by the European Union on behalf of its members, which may result in increased trade barriers that could make our doing business worldwide more difficult. In addition, currency exchange rates in the pound sterling and the euro with respect to each other and the U.S. dollar have already been adversely affected by Brexit. Should this foreign exchange volatility continue it could cause volatility in our financial results.

Following the Licensing Agreement for Navi, and if we sell or out-license other of our non-rare disease product candidates or out-license any of our rare disease product candidates for any territories, we could be exposed to future liabilities.

Having recently completed the out-licence of Navi, we plan to partner or sell or out-license our other non-rare disease product candidates, which include acumapimod for the treatment of AECOPD, leflutrozole for the treatment of HH in obese men and etigilimab for the treatment of solid tumors, recognizing the need for a larger sales infrastructure and greater resources to take these product candidates to market.

We may be exposed to future liabilities and/or obligations with respect to any such sale or out-licensing arrangements. We may be required to set aside provisions for warranty claims or contingent liabilities in respect of such sales or out-licensing arrangements. We may be required to pay damages (including, but not limited to, litigation costs) to a purchaser or licensee to the extent that any representations or warranties that we had given to that purchaser or licensee prove to be inaccurate or to the extent that we have breached any of our covenants or obligations contained in the disposal documentation. In certain circumstances, it is possible that any incorrect representations and warranties could give rise to a right by the purchaser or licensee to unwind the contract in addition to receiving damages. Furthermore, we may become involved in disputes or litigation in connection with such product candidates. Certain obligations and liabilities associated with our prior management of the development of any disposed product candidate can also continue to exist notwithstanding any sale, such as liabilities arising from the infringement of intellectual property rights of others.

As a result of the above, the total amount of costs and expenses that may be incurred with respect to liabilities associated with a sale or out-license may exceed our expectations, and we may experience other unanticipated adverse effects, all of which could adversely affect our business, financial condition, results of operations, and prospects.

Manufacturing tests of setrusumab have shown that it may cause an opalescence appearance to the liquid antibody formulation.

Our product candidate for treating OI, setrusumab, is of the IgG2 type subclass monoclonal antibody. The IgG2 subclass is known for having a tendency to reversibly self-associate and this can cause an opalescence appearance to the liquid antibody formulation that can be mediated by protein concentration, pH and temperature. The presence of an opalescence solution does not have an impact on product potency and effectiveness and does not generally correlate with the formation of aggregates or particles. Whilst we have recently conducted several large scale manufacturing runs of drug substance and drug product at third-party CMO’s without observing any opalescence and formulation studies are being conducted to in order to minimize any risk of significant opalescence or of aggregate formation, there can be no assurances that this opalescence will not occur in future manufacturing runs.

Circumstances affecting Woodford Investment Management Limited may have a material adverse impact on the price of our ADSs and ordinary shares.

Until October 15, 2019, Woodford Investment Management Limited (“Woodford”) indirectly through various funds held 27.6% of our shares, of which 19.6 percentage points were held by LF Woodford Equity Income Fund (the “Fund”) and 8.0 percentage points were held by Woodford Patient Capital Trust, Plc (“WPCT”). On October 15, 2019, Link Fund Solutions Limited (“Link”), as authorized corporate director of the Fund, announced its decision to wind the Fund up as soon as practicable by way of an orderly realization of the Fund’s assets (the “Winding-up Announcement”). This decision came after Link’s decision on June 3, 2019 to suspend redemptions and other dealings in shares in the Fund as a result of an increased level of redemptions from the Fund. Also on October 15, 2019, Woodford ceased to be the investment manager for the Fund. It was further announced that Link has allocated the Fund’s assets into two portfolios, one comprised of listed assets and one comprised of unlisted and certain highly illiquid listed assets. According to the Winding-Up Announcement, BlackRock Advisors (UK) Limited has been appointed to sell the assets in the first portfolio during the period until winding up of the Fund commences. In addition, PJT Partners (UK) Limited will continue to assist Link in selling the assets in the second portfolio. On January 18, 2020, the Fund was formally moved into wind-up. Schroder Investment Management succeeded Woodford as investment manager of WPCT, and WPCT was renamed Schroder UK Public Private Trust PLC. The first capital distribution by Link was paid to investors on January 30, 2020, and further capital distributions are expected to be made as and when suitable amounts of cash have been raised from the sale of the remaining assets of the Fund.

As a direct or indirect result of the foregoing, all or part of the shares previously held and managed by Woodford may be sold or otherwise disposed of, any of which may occur imminently. Any such sale or other disposition, or the possibility of such transactions, could cause the market price of our ADSs and ordinary shares to decline. This could make it more difficult for other shareholders to sell their ADSs and ordinary shares in us at a favorable price and time or at all. In addition, while Link retains control over approximately 17.1% of our shares, it will continue to exert significant influence over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. Link’s interests may conflict with your interests, including as a direct or indirect result of the above-described developments.

The sale of our ADSs to Aspire Capital may cause substantial dilution to our existing shareholders and the sale of the ADSs acquired by Aspire Capital could cause the price of our ADSs to decline.

We are registering for sale the Initial Shares of 2,286,585 ADSs and the Commission Shares of 572,519 ADSs that the selling shareholder may receive upon exchange of ordinary shares that we have issued to the selling shareholder and up to $25.0 million worth of ordinary shares in the form of ADSs that we may sell to Aspire Capital under the Purchase Agreement. It is anticipated that shares registered in this offering will be sold over a period of up to approximately 30 months from the date of this prospectus. The number of ADSs ultimately offered for sale by Aspire Capital under this prospectus is dependent upon the number of ADSs we elect to sell to Aspire Capital under the Purchase Agreement. Depending on a variety of factors, including market liquidity of our ADSs, the sale of ADSs under the Purchase Agreement may cause the trading price of our ADSs to decline.

Aspire Capital may ultimately purchase all, some or none of the additional $25.0 million worth of ordinary shares that are exchangeable for ADSs that, together with the Initial Shares and the Commission Shares, is the subject of this prospectus. Aspire Capital may sell all, some or none of our ADSs that it holds or comes to hold under the Purchase Agreement. Sales by Aspire Capital of ADSs acquired pursuant to the Purchase Agreement under the registration statement, of which this prospectus is a part, may result in dilution to the interests of other holders of our ADSs. The sale of a substantial number of ADSs by Aspire Capital in this offering, or anticipation of such sales, could cause the trading price of our ADSs to decline or make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise desire. However, we have the right under the Purchase Agreement to control the timing and amount of sales of our ADSs to Aspire Capital, and the Purchase Agreement may be terminated by us at any time at our discretion without any penalty or cost to us.

Purchasers of ADSs in the offering may not have the same voting rights as the holders of our ordinary shares and may not receive voting materials in time to be able to exercise their right to vote.

Except as described in this prospectus, holders of our ADSs will not be able to exercise voting rights attaching to the ordinary shares represented by our ADSs on an individual basis. Holders of our

ADSs will appoint the depositary or our nominee as their representative to exercise the voting rights attaching to the ordinary shares represented by our ADSs. Purchasers of ADSs in the offering may not receive voting materials in time to instruct the depositary to vote, and it is possible that they, or persons who hold their ADSs through brokers, dealers, or other third parties, will not have the opportunity to exercise a right to vote. Furthermore, the depositary will not be liable for any failure to carry out any instructions to vote, for the manner in which any vote is cast or for the effect of any such vote. As a result, purchasers of ADSs in the offering may not be able to exercise voting rights and may lack recourse if their ADSs are not voted as requested. In addition, in their capacity as ADS holders, purchasers of ADSs in the offering will not be able to call a shareholders’ meeting.

The rights of our shareholders may differ from the rights typically offered to shareholders of a U.S. corporation.

We are incorporated under English law. The rights of holders of ordinary shares and, therefore, certain of the rights of holders of ADSs, are governed by English law, including the provisions of the U.K. Companies Act 2006, and by our Articles of Association (our “Articles”). These rights differ in certain respects from the rights of shareholders in typical U.S. corporations. See “Description of Share Capital and Articles of Association—Differences in Corporate Law” and “Description of Share Capital and Articles of Association—Articles of Association—Other U.K. Law Considerations—City Code on Takeovers and Mergers.” in this prospectus for a description of the principal differences between the provisions of the U.K. Companies Act 2006 applicable to us and, for example, the Delaware General Corporation Law relating to shareholders’ rights and protections.

There is a significant risk that we will be a passive foreign investment company (“PFIC”) for any taxable year, which could result in material adverse U.S. federal income tax consequences if you are a U.S. investor.

In general, a non-U.S. corporation will be a PFIC for any taxable year in which (i) 75% or more of its gross income consists of passive income (the “income test”) or (ii) 50% or more of the value of its assets consists of assets (generally determined on a quarterly average basis) that produce, or are held for the production of, passive income (the “asset test”). For purposes of the above calculations, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes interest, dividends, gains from certain property transactions, rents and royalties (other than certain rents or royalties derived in the active conduct of a trade or business). Cash is a passive asset for PFIC purposes. Goodwill (the value of which may be determined by reference to the company’s market capitalization) is treated as an active asset to the extent attributable to activities intended to produce active income.

We hold a significant amount of cash and cash equivalents and this may continue to be the case taking into account the cash raised in this offering. Therefore, whether we will satisfy the asset test for the current or any future taxable year generally will depend on the quarterly value of our goodwill and other intangible assets, and on how quickly we utilize the cash in our business. Because (i) the value of our goodwill may be determined by reference to the market prices of our shares or ADSs, which have been volatile given the nature and early stage of our business and have been declining, (ii) we may hold cash and cash equivalents in amounts that could be significant in relation to the value of our goodwill and other intangible assets and (iii) a company’s PFIC status is an annual determination that can be made only after the end of each taxable year, there is a significant risk that we will be a PFIC under the asset test. In addition, it is not clear how to apply the income test to a company like us, which for any particular taxable year may have gross income that is either entirely passive or that significantly exceeds any active gross income, but the overall losses of which from research and development activities exceed the overall amount of its gross income for that year. We currently do not earn income from sales of drugs. Accordingly, U.S. investors should invest in our ADSs only if they are willing to bear the U.S. federal income tax consequences associated with investments in PFICs.

If we were a PFIC for any taxable year during which a U.S. investor owns ADSs or ordinary shares, certain adverse U.S. federal income tax consequences could apply to such U.S. investor. We provide the information necessary for a U.S. investor to make a qualifying electing fund election with respect to us. See “Material Tax Considerations—Material U.S. Federal Income Tax Considerations” for further information. U.S. investors should consult their tax advisers regarding our PFIC status for any taxable year and the potential application of the PFIC rules to an investment in our ADSs.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain statements that constitute forward-looking statements. Many of the forward-looking statements contained in this prospectus and the documents incorporated by reference herein can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “plan,” “potential” and “should,” among others.

Forward-looking statements appear in a number of places in this prospectus and include, but are not limited to, statements regarding our intent, belief, or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to substantial risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to, those identified under “Risk Factors.” In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a guarantee by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Forward-looking statements include, but are not limited to, statements about:

∎	the development of our product candidates, including statements regarding the expected initiation, timing, progress, and availability of data from our clinical trials;

∎	the potential attributes and benefits of our product candidates and their competitive position;

∎	our ability to successfully commercialize, or enter into strategic relationships with third parties to commercialize, our product candidates, if approved;

∎	our estimates regarding expenses, future revenues, capital requirements, and our need for additional financing;

∎	our ability to continue as a going concern;

∎	our being subject to ongoing regulatory obligations if our product candidates secure regulatory approval;

∎	our reliance on third parties to conduct our clinical trials and on third-party suppliers to supply or produce our product candidates;

∎	the patient market size of any diseases and market adoption of our product candidates by physicians and patients;

∎	our ability to obtain and maintain adequate intellectual property rights and adequately protect and enforce such rights;

∎	the potential benefits from strategic sales or out-licensing of our non-rare product candidates;

∎	our ability to attain and/or maintain our desired pricing levels;

∎	our ability to be included in healthcare systems in certain regions;

∎	the duration of our patent portfolio;

∎	our ability to retain key personnel and recruit additional qualified personnel;

∎	our ability to manage growth;

∎	our ability to successfully integrate and realize the benefits of our past or future strategic acquisitions or investments, including the Merger with OncoMed; and

∎	other risk factors discussed under “Risk Factors.”

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement or have incorporated by reference into this prospectus, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

MARKET AND INDUSTRY DATA

Certain industry data and market data included in this prospectus and the documents incorporated by reference herein were obtained from independent third-party surveys, market research, publicly available information, reports of governmental agencies, and industry publications and surveys. All of the market data used in this prospectus involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We believe that the information from these industry publications and surveys included in this prospectus is reliable. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

Solely for convenience, the trademarks, service marks, logos and trade names referred to in this prospectus are without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks, and trade names. This prospectus and the documents incorporated by reference herein contain additional trademarks, service marks, and trade names of others, which are the property of their respective owners. All trademarks, service marks, and trade names appearing in this prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights, or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

USE OF PROCEEDS

This prospectus relates to our ADSs representing ordinary shares that may be offered and sold from time to time by Aspire Capital. We will not receive any proceeds upon the sale of ADSs by Aspire Capital. However, we may receive proceeds of up to $28.0 million under the Purchase Agreement with Aspire Capital, which includes the $3.0 million that we received for sale of the Initial Shares to Aspire Capital.

The proceeds received from the sale of the ADSs under the Purchase Agreement are expected be used to advance the clinical development of setrusumab for the treatment of OI and alvelestat for the treatment of severe AATD, and to fund general research and development activities, working capital and other general corporate purposes, including the costs relating to entering into any third-party strategic relationship for development and commercialization of our non-rare disease product candidates. However, we cannot guarantee that we will receive any proceeds other than from the sale of the Initial Shares in connection with the Purchase Agreement because we may be unable or choose not to issue and sell any ADSs pursuant to the Purchase Agreement. Because of this, we have not determined the amount of net proceeds to be used specifically for any particular purpose or the timing of any expenditures. As a result, our management will retain broad discretion over the allocation of any net proceeds. Pending such uses, we plan to invest any net proceeds in short- and intermediate-term interest-bearing obligations and certificates of deposit.

THE ASPIRE CAPITAL TRANSACTION

General

On February 10, 2020, we entered into the Purchase Agreement, which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $28.0 million of our ordinary shares that are exchangeable for ADSs, which includes the Initial Shares sold by us to the selling shareholder for $3.0 million, over the term of the Purchase Agreement. In consideration for entering into the Purchase Agreement, concurrently with the execution of the Purchase Agreement, we paid to Aspire Capital a $300,000 commitment fee, which was satisfied wholly by the issuance to Aspire Capital of 2,862,595 ordinary shares that are exchangeable for 572,519 ADSs. Concurrently with entering into the Purchase Agreement, we also entered into the Registration Rights Agreement, in which we agreed to file one or more registration statements as permissible and necessary to register under the Securities Act, the sale of the ADSs that have been and may be issued to Aspire Capital under the Purchase Agreement.

As of February 11, 2020, there were 112,255,142 ordinary shares outstanding (approximately 35% held by non-affiliates), excluding the $25.0 million worth of ordinary shares that are exchangeable for ADSs issuable to Aspire Capital pursuant to the Purchase Agreement. The number of ADSs representing ordinary shares ultimately offered for sale by Aspire Capital is dependent upon the number of ADSs purchased by Aspire Capital under the Purchase Agreement.

Pursuant to the Purchase Agreement and the Registration Rights Agreement, we are registering 89,510,410 ordinary shares represented by 17,902,082 ADSs under the Securities Act, which includes (i) the Initial Shares of 11,432,925 ordinary shares issued to the selling shareholder and exchangeable for 2,286,585 ADSs, (ii) the Commission Shares of 2,862,595 ordinary shares exchangeable for 572,519 ADSs issued to the selling shareholder in satisfaction of the commission fee due to Aspire Capital under the Purchase Agreement, and (iii) up to an additional $25.0 million worth of ordinary shares that are exchangeable for ADSs, which we may issue to Aspire Capital after this registration statement is declared effective under the Securities Act. All $28.3 million ordinary shares that are exchangeable for ADSs issued or issuable to Aspire Capital pursuant to the Purchase Agreement are being offered pursuant to this prospectus.

After the SEC has declared effective the registration statement of which this prospectus is a part, on any business day on which the closing sale price of our ADSs is not less than $0.25 per share, we have the right, in our sole discretion, to present Aspire Capital with a Purchase Notice, directing Aspire Capital (as principal) to purchase up to 150,000 ADSs per business day, up to $25.0 million worth of our ordinary shares exchangeable for ADSs in the aggregate over the term of the Purchase Agreement, at a Purchase Price calculated by reference to the prevailing market price of our ADSs over the preceding 10-business day period (as more specifically described below); however, no sale pursuant to a Purchase Notice may exceed $0.5 million per business day.

In addition, on any date on which we submit a Purchase Notice to Aspire Capital for at least 150,000 ADSs, we also have the right, in our sole discretion, to present Aspire Capital with a VWAP Purchase Notice directing Aspire Capital to purchase an amount of ADSs equal to up to 30% of the aggregate of the Company’s ADSs traded on the Nasdaq on the next business day, subject to the VWAP Purchase ADS Volume Maximum and the VWAP Minimum Price Threshold and subject to a maximum of 250,000 ADSs. The VWAP Purchase Price is calculated by reference to the prevailing market price of our ADSs (as more specifically described below).

The Purchase Agreement provides that the Company and Aspire Capital shall not effect any sales under the Purchase Agreement on any purchase date where the closing sale price of our ADSs is less than the Floor Price. There are no trading volume requirements or restrictions under the Purchase

Agreement, and we will control the timing and amount of any sales of our ADSs to Aspire Capital. Aspire Capital has no right to require any sales by us, but is obligated to make purchases from us as we direct in accordance with the Purchase Agreement. There are no limitations on use of proceeds, financial or business covenants, restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. Aspire Capital may not assign its rights or obligations under the Purchase Agreement. The Purchase Agreement may be terminated by us at any time, at our discretion, without any penalty or cost to us.

Purchase of ADSs under the Purchase Agreement

Under the Purchase Agreement, on any business day selected by us on which the closing sale price of our ADSs is at least $0.25 per share, we may direct Aspire Capital to purchase up to 150,000 ADSs representing 750,000 ordinary shares per business day. The Purchase Price of such ADSs is equal to the lesser of:

∎	the lowest sale price of our ADSs on the purchase date; or

∎	the arithmetic average of the three lowest closing sale prices for our ADSs during the 10 consecutive business days ending on the business day immediately preceding the purchase date.

In addition, on any date on which we submit a Purchase Notice to Aspire Capital for purchase of 150,000 ADSs, we also have the right to direct Aspire Capital to purchase an amount of ADSs equal to up to 30% of the aggregate of our ADSs traded on the Nasdaq on the next business day, subject to a maximum number of 250,000 ADSs and subject to the VWAP Purchase ADS Volume Maximum and the VWAP Minimum Price Threshold, which is equal to the greater of (a) 80% of the closing price of our ADSs on the business day immediately preceding the VWAP Purchase Date or (b) such higher price as set forth by us in the VWAP Purchase Notice. The VWAP Purchase Price of such ADSs is the lower of:

∎	the closing sale price on the VWAP Purchase Date; or

∎	97% of the volume-weighted average price for our ADSs traded on the Nasdaq:

∎	on the VWAP Purchase Date, if the aggregate ADSs to be purchased on that date have not exceeded the VWAP Purchase Share Volume Maximum; or

∎

during that portion of the VWAP Purchase Date until such time as the sooner to occur of (i) the time at which the aggregate ADSs traded on the Nasdaq exceed the VWAP Purchase ADS Volume Maximum or (ii) the time at which the sale price of our ADSs falls below the VWAP Minimum Price Threshold.

The Purchase Price will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the business day(s) used to compute the Purchase Price. We may deliver multiple Purchase Notices and VWAP Purchase Notices to Aspire Capital from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed.

Minimum Share Price

Under the Purchase Agreement, we and Aspire Capital may not effect any sales of our ADSs under the Purchase Agreement on any business day that the closing sale price of our ADSs is less than $0.25 per share.

Events of Default

No sales are permitted to be made under the Purchase Agreement upon the occurrence of any of the following, among other, events of default:

∎

the effectiveness of any registration statement that is required to be maintained effective pursuant to the terms of the Registration Rights Agreement between us and Aspire Capital lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to Aspire Capital for sale of our ADSs, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period, which is not in connection with a post-effective amendment to any such registration statement; in connection with any post-effective amendment to such registration statement that is required to be declared effective by the SEC such lapse or unavailability may continue for a period of no more than 30 consecutive business days;

∎	the suspension from trading or failure of our ADSs to be listed on our principal market for a period of three consecutive business days;

∎

the delisting of our ADSs from our principal market, provided our ADSs are not immediately thereafter trading on the New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Select Market, the Nasdaq Global Market, the OTB Bulletin Board or the OTCQB marketplace or OTCQX marketplace of the OTC Markets Group;

∎	our transfer agent’s failure to issue to Aspire Capital ADSs which Aspire Capital is entitled to receive under the Purchase Agreement within five business days after an applicable purchase date;

∎

any breach by us of the representations or warranties or covenants contained in the Purchase Agreement or any related agreements which could have a material adverse effect on us, subject to a cure period of five business days;

∎	if we become insolvent or are generally unable to pay our debts as they become due; or

∎	any participation or threatened participation in insolvency or bankruptcy proceedings by or against us.

The Purchase Agreement will be automatically terminated in the event of any participation in insolvency or bankruptcy proceedings by or against us.

Our Termination Rights

The Purchase Agreement may be terminated by us at any time, at our discretion, without any penalty or cost to us.

No Short-Selling or Hedging by Aspire Capital

Aspire Capital has agreed that neither it nor any of its agents, representatives and affiliates shall engage in any direct or indirect short-selling or hedging of our securities during any time prior to the termination of the Purchase Agreement.

Effect of Performance of the Purchase Agreement on Our Shareholders

The Purchase Agreement does not limit the ability of Aspire Capital to sell any or all of the $25.0 million worth of ordinary shares exchangeable for ADSs registered in this offering. It is anticipated that shares registered in this offering will be sold over a period of up to approximately 30 months from the date of this prospectus. The sale by Aspire Capital of a significant amount of ADSs registered in this offering at any given time could cause the market price of our ADSs to decline and/or to be highly volatile. Aspire Capital may ultimately purchase all, some or none of the $25.0 million worth of ordinary shares exchangeable for ADSs not yet issued but registered in this offering. After it has acquired such shares, it may sell all, some or none of such ADSs. Therefore, sales to Aspire Capital by us pursuant to the Purchase Agreement also may result in substantial dilution to the interests of other holders of our ADSs. However, we have the right to control the timing and amount of any sales of our ADSs to Aspire Capital and the Purchase Agreement may be terminated by us at any time at our discretion without any penalty or cost to us.

SELLING SHAREHOLDER

The selling shareholder may from time to time offer and sell any or all of the ADSs representing ordinary shares set forth below pursuant to this prospectus. When we refer to the “selling shareholder” in this prospectus, we mean the entity listed in the table below, and its respective pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling shareholder’s interests in our ADSs other than through a public sale.

The following table sets forth, as of the date of this prospectus, the name of the selling shareholder for whom we are registering shares for sale to the public, the number of ADSs beneficially owned by the selling shareholder prior to this offering, the total number of ADSs that the selling shareholder may offer pursuant to this prospectus and the number of ADSs that the selling shareholder will beneficially own after this offering. Except as noted below, the selling shareholder does not have, or within the past three years has not had, any material relationship with us or any of our predecessors or affiliates and the selling shareholder is not or was not affiliated with registered broker-dealers.

Based on the information provided to us by the selling shareholder, assuming that the selling shareholder sells all of the shares of our ADSs beneficially owned by it that have been registered by us and does not acquire any additional ADSs during the offering, the selling shareholder will not own any ADSs other than those appearing in the column entitled “Beneficial Ownership After This Offering.” We cannot advise you as to whether the selling shareholder will in fact sell any or all of such ADSs. In addition, the selling shareholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the ADSs in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth in the table below. Each ADS represents five of our ordinary shares.

	Beneficial Ownership Before this Offering(1)			Beneficial Ownership After this Offering(2)
Name	Number of ADSs	%	ADSs Being Offered	Number of ADSs	%
Aspire Capital Fund, LLC(3)	2,859,104	12.7%	2,859,104	0	0%

(1)

Based on the Initial Shares of 14,295,520 ordinary shares (equivalent to 2,859,104 ADSs) that were issued to Aspire Capital pursuant to the Purchase Agreement, which includes (i) the Initial Shares of 11,432,925 ordinary shares exchangeable for 2,286,585 ADSs and (ii) the Commission Shares of 2,862,595 ordinary shares exchangeable for 572,519 ADSs. Each ADS represents five of our ordinary shares.

(2)	Assumes the sale of all Initial Shares and Commission Shares registered pursuant to this prospectus.

(3)

Aspire Capital Partners LLC (“Aspire Partners”) is the Managing Member of Aspire Capital Fund LLC (“Aspire Fund”). SGM Holdings Corp (“SGM”) is the Managing Member of Aspire Partners. Mr. Steven G. Martin (“Mr. Martin”) is the president and sole shareholder of SGM, as well as a principal of Aspire Partners. Mr. Erik J. Brown (“Mr. Brown”) is the president and sole shareholder of Red Cedar Capital Corp (“Red Cedar”), which is a principal of Aspire Partners. Mr. Christos Komissopoulos (“Mr. Komissopoulos”) is president and sole shareholder of Chrisko Investors Inc. (“Chrisko”), which is a principal of Aspire Partners. Mr. William F. Blank, III (“Mr. Blank”) is president and sole shareholder of WML Ventures Corp. (“WML Ventures”), which is a principal of Aspire Partners. Each of Aspire Partners, SGM, Red Cedar, Chrisko, WML Ventures, Mr. Martin, Mr. Brown, Mr. Komissopoulos and Mr. Blank may be deemed to be a beneficial owner of ADSs by Aspire Fund. Each of Aspire Partners, SGM, Red Cedar, Chrisko, WML Ventures, Mr. Martin, Mr. Brown, Mr. Komissopoulos and Mr. Blank disclaims beneficial ownership of the ADSs held by Aspire Fund.

(4)

As of the date hereof, 14,295,520 ordinary shares which may be exchanged for 2,859,104 ADSs have been issued to Aspire Capital under the Purchase Agreement. We may elect in our sole discretion to sell to Aspire Capital up to an additional $25.0 million worth of ordinary shares exchangeable for ADSs under the Purchase Agreement, but Aspire Capital does not presently beneficially own those shares as determined in accordance with the rules of the SEC.

CAPITALIZATION

The table below sets forth our cash and short-term deposits and short-term investments and capitalization as of June 30, 2019 derived from our unaudited interim consolidated financial statements incorporated by reference into this prospectus.

You should read this table in conjunction with our unaudited interim consolidated financial statements incorporated by reference into this prospectus.

For the convenience of the reader, we have translated pound sterling amounts in the table below into U.S. dollars at the noon buying rate of the Federal Reserve Bank of New York on June 28, 2019, which was £1.00 to $1.2704. These translations should not be considered representations that any such amounts have been, could have been or could be converted into U.S. dollars at that or any other exchange rate as of that or any other date.

	As of June 30, 2019
	(unaudited, in thousands)
Cash and short-term deposits and short-term investments	£36,118	$45,884

Total interest bearing loans and borrowings	£19,732	$25,068
Warrant liability	225	286

Equity:
Issued capital	294	373
EBT shares	(1,305)	(1,658)
Share premium	121,684	154,587
Other capital reserves	58,004	73,688
Accumulated loss	(127,356)	(161,793)
Other reserves	7,000	8,893
Translation reserve	710	902

Total equity	59,031	74,992

Total capitalization	£78,988	$100,346

The table above excludes:

∎

11,357,738 ordinary shares issuable upon the exercise of share options outstanding under Mereo’s equity incentive plans as of June 30, 2019 at a weighted average exercise price of £1.45 per ordinary share;

∎	875,050 ADSs issuable upon the exercise of share options outstanding under Mereo’s equity incentive plans as of June 30, 2019 at a weighted average exercise price of $4.29 per ADS;

∎

162,997 nil-cost ordinary shares that may be issued upon exercise of share options awarded under the Mereo BioPharma Group plc DBSP, as described in “Management—Equity Compensation Arrangements—The Mereo DBSP,” as of June 30, 2019;

∎

1,243,908 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares outstanding as of June 30, 2019 at a weighted average exercise price of £2.95 per ordinary share, including 621,954 warrants exercisable by Silicon Valley Bank and 621,954 warrants exercisable by Kreos Capital V (UK) Limited; and

∎

41,286 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares outstanding as of June 30, 2019 at an exercise price of £0.003 per ordinary share exercisable by The Alpha-1 Project, Inc.

DILUTION

If you invest in our ADSs in this offering, your ownership interest will be diluted immediately to the extent of the difference between the offering price per ADS paid by purchasers in this offering and our as adjusted net tangible book value per ADS after completion of this offering. For the convenience of the reader, we have translated pound sterling amounts in this section into U.S. dollars at the noon buying rate of the Federal Reserve Bank of New York on June 29, 2019, which was £1.00 to $1.2704. These translations should not be considered representations that any such amounts have been, could have been or could be converted into U.S. dollars at that or any other exchange rate as of that or any other date.

At June 30, 2019, we had a net tangible book value of £29.8 million ($37.9 million), corresponding to a net tangible book value of £0.30 per ordinary share (equal to $1.93 per ADS). Net tangible book value per ordinary share represents the amount of our total assets less our total liabilities, excluding goodwill and other intangible assets, divided by the total number of our ordinary shares outstanding as of June 30, 2019.

After giving effect to the sale of 2,859,104 ADSs in this offering at an assumed public offering price of $1.56 per ADS, which reflects the last reported sale price of our ADS on Nasdaq on February 8, 2020, and after deducting the estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2019 would have been £32.2 million ($40.9 million), representing an as adjusted net tangible book value of $1.82 per ADS, or $0.36 per ordinary share. This represents an immediate decrease in net tangible book value of $0.11 per ADS to existing shareholders and an immediate dilution of $0.51 per ADS, or $0.10 per ordinary share, to new investors purchasing ADSs in this offering. Dilution per ADS to new investors is determined by subtracting the as adjusted net tangible book value per ADS after this offering from the $0.26 per ordinary share (equivalent to $1.31 per ADS) paid by the selling shareholder. For the purposes of calculating dilution, the $25.0 million worth of ordinary shares issuable to the selling shareholder have been excluded from the calculation because, if utilized in full, would result in an immediate accretion in the as adjusted net tangible book value and is therefore not meaningful.

The following table illustrates this dilution to new investors purchasing ADSs in this offering.

	Per ADS	Per Ordinary Share
Assumed public offering price	$1.56	$0.31
Historical net tangible book value as of June 30, 2019	$1.93	$0.39
Decrease in net tangible book value attributable to the offering	$0.11	$0.03
As adjusted net tangible book value as of June 30, 2019	$1.82	$0.36

Dilution to new investors in the offering	$0.51	$0.10

The dilution information above is illustrative only and will change based on the actual public offering price and other terms of this offering determined at pricing.

The table and discussion above exclude (in each case, as calculated as of June 30, 2019 pursuant to the terms of each instrument):

∎

11,357,738 ordinary shares issuable upon the exercise of share options outstanding under Mereo’s equity incentive plans as of June 30, 2019 at a weighted average exercise price of £1.45 per ordinary share;

∎	875,050 ADSs issuable upon the exercise of share options outstanding under Mereo’s equity incentive plans as of June 30, 2019 at a weighted average exercise price of $4.29 per ADS;

∎

162,997 nil-cost ordinary shares that may be issued upon exercise of share options awarded under the Mereo BioPharma Group plc DBSP, as described in “Management—Equity Compensation Arrangements—The Mereo DBSP,” as of June 30, 2019;

∎

1,243,908 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares outstanding as of June 30, 2019 at a weighted average exercise price of £2.95 per ordinary share, including 621,954 warrants exercisable by Silicon Valley Bank and 621,954 warrants exercisable by Kreos Capital V (UK) Limited; and

∎

41,286 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares outstanding as of June 30, 2019 at an exercise price of £0.003 per ordinary share exercisable by The Alpha-1 Project, Inc.

To the extent that share or ADS options or warrants are exercised or we issue additional shares or ADSs in the future, there will be further dilution to investors participating in the offering. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

General

We were incorporated as a private limited company with the legal name Mereo BioPharma Group Limited under the laws of England and Wales on March 10, 2015 with the company number 09481161. On June 3, 2016, we re-registered as a public limited company with the legal name Mereo BioPharma Group plc. Our principal executive offices are located at 4th Floor, One Cavendish Place, London, W1G 0QF, United Kingdom. The principal legislation under which we operate and our ordinary shares are issued is the U.K. Companies Act 2006.

Share Capital

As of February 11, 2020, our issued share capital was £336,765 equivalent to 112,255,142 ordinary shares. The nominal value of our ordinary shares, including ordinary shares in the form of ADSs, is £0.003 per ordinary share. Each issued ordinary share is fully paid. 22,102,085 of our ordinary shares are represented by 4,420,417 ADSs.

According to the resolutions passed in our annual general meeting held on June 19, 2019, our Board was authorized to (i) allot new shares or grant rights to subscribe for, or convert other securities into, shares up to an amount equal to 100% of our total issued ordinary share capital as at May 17, 2019, comprising ordinary shares with an aggregate nominal value of £288,070.78; and (ii) allot equity securities for cash without first being required to offer them to existing ordinary shareholders up to the same aggregate maximum nominal amount of £288,070.78 (including, for this purpose, the sale on a non-pre-emptive basis of any shares held in treasury). In each case, the authorization will last until the next annual general meeting or, if earlier, 15 months from the date of the passing of these resolutions. In addition, according to written resolutions of our shareholders passed on June 2, 2016, our Board was authorized (i) to allot new ordinary shares up to a maximum nominal value of £350,000.00; and (ii) allot equity securities for cash without first being required to offer them to existing ordinary shareholders up to the same aggregate maximum nominal amount of £350,000.00. In each case, the authorization will last until the fifth anniversary of the passing of these written resolutions. The Initial Shares and Commission Shares were issued using part of the June 19, 2019 authority. As of February 11, 2020, authorization to allot ordinary shares up to a maximum aggregate nominal amount of £366,334 remained under the June 19, 2019 and June 2, 2016 authorities, representing up to 122,111,442 ordinary shares. To the extent that ordinary shares are issued pursuant to this offering during the remaining periods of the June 19, 2019 and June 2, 2016 authorities, those issuances will utilize the unutilized amount from time to time of whichever authority is used for the relevant issuance. If either authority is exhausted or expires, further shareholder authorities may be required for the future issuances of ordinary shares.

Options

As of December 31, 2019, there were options to purchase 12,430,806 ordinary shares outstanding under our equity incentive plans with a weighted average exercise price of £1.45 per ordinary share. The options generally lapse after 10 years from the date of the grant.

As of December 31, 2019, there were options to purchase 782,400 ADSs outstanding under our equity incentive plans with a weighted average exercise price of $3.51 per ADS. The options generally lapse after 4 years from the date of grant.

As of December 31, 2019, there were nil-cost options to purchase 162,997 ordinary shares outstanding under our DSP, which generally lapse one year after vesting.

Each of our equity incentive plans includes provisions for potential adjustment of outstanding equity awards in connection with certain corporate transactions, in order to prevent dilution or enlargement of the intended benefits under such plans.

Novartis Notes

On June 3, 2016, we issued 3,463,563 notes to Novartis (the “Novartis Notes”). The Novartis Notes included an adjustment provision to prevent the dilution of the ordinary shares issuable to Novartis under certain circumstances.

On April 6, 2017, Novartis delivered to us a notice of conversion with respect to £1,398,552 aggregate principal amount of Novartis Notes. Pursuant to such notice, on April 26, 2017, £1,398,552 aggregate principal amount of Novartis Notes was converted into 632,829 fully paid ordinary shares. Additionally, in connection with such conversion, we issued 588,532 ordinary shares to Novartis.

On June 6, 2019 Novartis delivered to us a notice of conversion with respect to the aggregate principal amount and interest of the Novartis Notes. Pursuant to such notice, on June 21, 2019 the aggregate principal amount and interest of £2,367,004 due under the Novartis Notes was converted into 1,071,042 fully paid ordinary shares at the fixed conversion price of £2.21 per share. Additionally, in connection with such conversion, we issued 864,988 ordinary shares to Novartis. At June 30, 2019, there was no further liability under the Novartis Notes which were converted in full as at that date.

On February 10, 2020, we entered into a £3,841,479 convertible loan note instrument relating to the issue of 3,841,479 New Novartis Notes. The New Novartis Notes are convertible at any time at a fixed price of £0.265 per ordinary share. The New Novartis Notes included an adjustment provision to prevent the dilution of the ordinary shares issuable to Novartis under certain circumstances.

Warrants

As of December 31, 2019, there were warrants to purchase 1,243,908 ordinary shares at a weighted average exercise price of £2.95 per ordinary share, including 621,954 warrants exercisable by Silicon Valley Bank and 621,954 warrants exercisable by Kreos Capital V (UK) Limited. These warrants will be capable of exercise until October 1, 2028. The warrants include an adjustment provision to prevent the dilution of the ordinary shares issuable to Silicon Valley Bank and Kreos Capital V (UK) Limited under certain circumstances. Following the issuance of the New Novartis Notes and the Initial Shares under the Aspire Purchase Agreement, we expect to issue an additional 203,878 warrants at an average exercise price of £2.95 per ordinary share, including 101,939 warrants exercisable by Silicon Valley Bank and 101,939 warrants exercisable by Kreos Capital V (UK) Limited.

As of December 31, 2019, there were warrants to purchase 41,286 ordinary shares at an exercise price of £0.003 per ordinary share exercisable by The Alpha-1 Project, Inc.

On February 10, 2020, in connection with the New Novartis Notes, we entered into a warrant instrument with Novartis to issue 1,449,614 ordinary shares at a weighted average exercise price of £0.265 per ordinary share. These warrants will be capable of exercise until February 10, 2025. The warrants include an adjustment provision to prevent the dilution of the ordinary shares issuable to Novartis under certain circumstances.

Ordinary Shares

The following summarizes the rights of holders of our ordinary shares:

∎

each holder of our ordinary shares is entitled to one vote per ordinary share at a meeting of shareholders (provided that certain shareholders each have their votes limited to 19.5% of the total voting share capital and any votes which would have otherwise been exercisable by them shall be deemed to be held and exercisable by the other shareholders, other than those and certain other shareholders, on a pro rata basis);

∎	the holders of the ordinary shares shall be entitled to receive notice of, attend, speak, and vote at our general meetings; and

∎	holders of our ordinary shares are entitled to receive such dividends as are recommended by our directors and declared by our shareholders.

Registered Shares

We are required by the U.K. Companies Act 2006 to keep a register of our shareholders. Under English law, the ordinary shares are issued when the name of the shareholder is entered in our share register. The share register therefore is prima facie evidence of the identity of our shareholders, and the shares that they hold. The share register generally provides limited, or no, information regarding the ultimate beneficial owners of our ordinary shares. Our share register is maintained by our registrar, Link Asset Services.

Holders of our ADSs will not be treated as shareholders and their names will therefore not be entered in our share register. The depositary, the custodian or their nominees will be the holder of the ordinary shares underlying our ADSs. For discussion on our ADSs and ADS holder rights see “Description of American Depository Shares” in this prospectus. Holders of our ADSs have a right to receive the ordinary shares underlying their ADSs as discussed in “Description of American Depository Shares” in this prospectus.

Under the U.K. Companies Act 2006, we must enter an allotment of ordinary shares in our share register as soon as practicable and in any event within two months of the allotment. We will perform all procedures necessary to update the share register with the number of ordinary shares to be issued to the depositary upon the closing of the offering. We also are required by the U.K. Companies Act 2006 to register a transfer of ordinary shares (or give the transferee notice of and reasons for refusal as the transferee may reasonably request) as soon as practicable and in any event within two months of receiving notice of the transfer.

We, any of our shareholders or any other affected person may apply to the court for rectification of the share register if:

∎	the name of any person, without sufficient cause, is entered in or omitted from our register of members; or

∎

a default is made or unnecessary delay takes place in entering on the register the fact of any person having ceased to be a member or on which we have a lien, provided that such refusal does not prevent dealings in the shares taking place on an open and proper basis.

Pre-emptive Rights

English law generally provides shareholders with pre-emptive rights when new shares are issued for cash; however, it is possible for the articles of association, or shareholders by special resolution, to exclude pre-emptive rights. Such an exclusion of pre-emptive rights may be for a maximum period of up to five years from the date of adoption of the articles of association, if the exclusion is contained in the articles of association, or from the date of the shareholder resolution, if the exclusion is by shareholder resolution. In either case, this exclusion would need to be renewed by our shareholders upon its expiration (i.e., at least every five years).

On June 19, 2019, our shareholders, in addition to the authorization noted above, authorized our Board to exclude pre-emptive rights for a period until the end of our next annual general meeting or, if earlier, 15 months from June 19, 2019 in respect of the allotment of ordinary shares or the grant of rights to subscribe for or convert securities into ordinary shares up to a maximum aggregate nominal amount of £288,070.78. The nominal value of our ordinary shares is £0.003 per ordinary share. For further information relating to the Company’s existing authority to issue additional ordinary shares, see “—Share Capital.” On May 26, 2016, our shareholders authorized our Board to exclude pre-emptive rights up to a maximum aggregate nominal amount of £350,000, which expires on May 26, 2021.

As at February 11, 2020, non pre-emptive authorization up to a maximum aggregate nominal amount of £366,334 remained available to the Company.

Articles of Association

The following is a description of our Articles as at the date hereof.

Shares and Rights Attaching to Them

Objects

The objects of our company are unrestricted.

Share Rights

Subject to any special rights attaching to shares already in issue, our shares may be issued with or have attached to them any rights or restrictions as we may resolve by ordinary resolution of the shareholders or, failing such determination, as the board may determine.

Voting Rights

Without prejudice to any special rights, privileges or restrictions as to voting rights attached to any shares forming part of our share capital from time to time, the voting rights attaching to shares are as follows:

∎	on a show of hands, every shareholder who (being an individual) is present in person and (being a corporation) is present by a duly authorized representative shall have one vote;

∎

on a show of hands, each proxy present in person has one vote for and one vote against a resolution if the proxy has been duly appointed by more than one shareholder and the proxy has been instructed by one or more of those shareholders to vote for the resolution and by one or more other of those shareholders to vote against it;

∎

on a show of hands, each proxy present in person has one vote for and one vote against a resolution if the proxy has been duly appointed by more than one shareholder entitled to vote on the resolution and either: (1) the proxy has been instructed by one or more of those shareholders to vote for the resolution and has been given any discretion by one or more other of those shareholders to vote and the proxy exercises that discretion to vote against it; or (2) the proxy has been instructed by one or more of those shareholders to vote against the resolution and has been given any discretion by one or more other of those shareholders to vote and the proxy exercises that discretion to vote for it; or

∎

on a poll every shareholder who is present in person or by proxy shall have one vote for each share of which he or she is the holder, provided that certain shareholders each have their votes limited to 19.5% of the total voting share capital and any votes which would have otherwise been exercisable by them shall be deemed to be held and exercisable by the other shareholders, other than those and certain other shareholders, on a pro rata basis.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is demanded. Subject to the provisions of the U.K. Companies Act 2006, as described in “Differences in Corporate Law—Voting Rights” in this prospectus, a poll may be demanded by:

∎	the chairman of the meeting;

∎	the directors;

∎	two or more persons having the right to vote on the resolution; or

∎	a person or persons representing not less than 10% of the total voting rights of all shareholders having the right to vote on the resolution.

Restrictions on Voting

No shareholder shall (unless the Directors otherwise determine) be entitled to vote at any general meeting in respect of any share held by him or her unless all sums payable by him or her in respect of that share have been paid.

The board may from time to time make calls upon the shareholders in respect of any money unpaid on their shares and each shareholder shall (subject to at least 14 days’ notice specifying when and how the payment is to be made) pay at the time or times so specified the amount called on his or her shares.

Dividends

We may, subject to the provisions of the U.K. Companies Act 2006 and our Articles, by ordinary resolution of shareholders declare dividends out of profits available for distribution in accordance with the respective rights of shareholders but no such dividend shall exceed the amount recommended by the directors. The board may from time to time pay shareholders such interim dividends as appear to the board to be justified by our financial position but, if at any time, our share capital is divided into different classes the board may not pay such interim dividends in respect of those shares which confer on the holders thereof deferred or non-preferential rights with regard to dividends if, at the time of payment, any preferential dividend is in arrears.

Subject to any special rights attaching to or the terms of issue of any share, all dividends shall be declared and paid according to the amounts paid up on the shares and shall be apportioned and paid pro rata according to the amounts paid up on the shares during any part or parts of the period in respect of which the dividend is paid.

No dividend or other moneys payable by us on or in respect of any share shall bear interest against us unless otherwise provided by the rights attached to the share or the provisions of another agreement between the shareholder and us. Any dividend unclaimed after a period of 12 years from the date such dividend became due for payment shall be forfeited and cease to remain owing.

Dividends may be declared or paid in any currency and the board may decide the rate of exchange for any currency conversions that may be required, and how any costs involved are to be met, in relation to the currency of any dividend.

Any general meeting declaring a dividend may by ordinary resolution of shareholders, upon the recommendation of the board, direct payment or satisfaction of such dividend wholly or in part by the distribution of non-cash assets of equivalent value, including shares or other securities in any company.

The directors may, if authorized by an ordinary resolution of shareholders, offer any holders of ordinary shares the right to elect to receive in lieu of a dividend, or part of a dividend, an allotment of ordinary shares credited as fully paid up.

Change of Control

There is no specific provision in our Articles that would have the effect of delaying, deferring, or preventing a change of control.

Distributions on Winding Up

If we are in liquidation, the liquidator may, if authorized by a special resolution of shareholders and any other authority required at law, divide among shareholders (excluding us to the extent we are a shareholder by virtue only of holding treasury shares) in specie or in kind the whole or any part of our assets (whether or not the assets consist of property of one kind or consist of properties of different kinds and the liquidator may for such purpose set such value as the liquidator deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the shareholders or different classes of shareholders), or vest the whole or any part of such assets in trustees upon such trusts for the benefit of the shareholders as the liquidator determines (and our liquidation may be closed and we may be dissolved), but no shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

Variation of Rights

All or any of the rights and privileges attached to any class of shares issued may be varied or abrogated only with the consent in writing of the holders of not less than three-fourths in nominal value of the issued shares of that class (excluding any shares held as treasury shares) or by special resolution passed at a separate general meeting of the holders of such shares, subject to the other provisions of the U.K. Companies Act 2006 and the terms of their issue. The U.K. Companies Act 2006 also provides a right to object to the variation of the share capital by the shareholders who did not vote in favor of the variation. Should 15% or more of the shareholders of the issued shares in question apply to the court to have the variation cancelled, the variation shall have no effect unless and until it is confirmed by the court.

Alteration to Share Capital

We may, by ordinary resolution of shareholders, consolidate all or any of our share capital into shares of larger amount than our existing shares, or sub-divide our shares or any of them into shares of a smaller amount. We may, by special resolution of shareholders, confirmed by the court, reduce our share capital or any capital redemption reserve or any share premium account in any manner authorized by the U.K. Companies Act 2006. We may redeem or purchase all or any of our shares as described in “—Other U.K. Law Considerations—Purchase of Own Shares.”

Preemption Rights

In certain circumstances, our shareholders may have statutory preemption rights under the U.K. Companies Act 2006 in respect of the allotment of new shares as described in “—Pre-emptive Rights” and “—Differences in Corporate Law—Pre-emptive Rights” in this prospectus.

Transfer of Shares

Any shareholder holding shares in certificated form may transfer all or any of his or her shares by an instrument of transfer in any usual form or any other form approved by the board. Any written instrument of transfer shall be signed by or on behalf of the transferor and (in the case of a partly paid share) the transferee.

In the case of uncertificated shares, the directors may take such action as they consider appropriate to achieve a transfer. The Uncertificated Securities Regulations 2001 permit shares to be issued and held in uncertificated form and transferred by means of a computer based system.

The board may decline to register any transfer of any share:

∎	which is not a fully paid share;

∎	where the transfer is not lodged at our registered office or such other place as the directors have appointed;

∎

where the transfer is not accompanied by the share certificate to which it relates, or such other evidence as the board may reasonably require to show the transferor’s right to make the transfer, or evidence of the right of someone other than the transferor to make the transfer on the transferor’s behalf;

∎	where the transfer is in respect of more than one class of share; and

∎	where the number of joint holders to whom the share is to be transferred exceeds four.

If the board declines to register a transfer, it must return to the transferee the instrument of transfer together with notice of the refusal, unless the board suspects that the proposed transfer may be fraudulent.

CREST

To be traded on AIM, securities must be able to be transferred and settled through the CREST system. CREST is a computerized paperless share transfer and settlement system which allows securities to be transferred by electronic means, without the need for a written instrument of transfer. The Articles are consistent with CREST membership and, amongst other things, allow for the holding and transfer of shares in uncertificated form.

Shareholder Meetings

Annual General Meetings

In accordance with the U.K. Companies Act 2006, we are required in each year to hold an annual general meeting in addition to any other general meetings in that year and to specify the meeting as such in the notice convening it. The annual general meeting shall be convened whenever and wherever the board sees fit, subject to the requirements of the U.K. Companies Act 2006, as described in “—Differences in Corporate Law—Annual General Meeting” and “—Differences in Corporate Law—Notice of General Meetings” in this prospectus.

Notice of General Meetings

The arrangements for the calling of general meetings are described in “—Differences in Corporate Law—Notice of General Meetings” in this prospectus.

Quorum of General Meetings

No business, other than the appointment of the chair of the meeting, shall be transacted at any general meeting unless a quorum is present. At least two shareholders present in person or by proxy and entitled to vote shall be a quorum for all purposes.

Class Meetings

The provisions in the Articles relating to general meetings apply to every separate general meeting of the holders of a class of shares.

Directors

Number of Directors

We may not have less than two directors on the Board and not more than nine. We may, by ordinary resolution of the shareholders, vary the minimum and maximum number of directors from time to time.

Appointment of Directors

Subject to the provisions of the Articles, we may, by ordinary resolution of the shareholders or a decision of the directors, elect any person to be a director, either to fill a casual vacancy or as an addition to the existing board, provided the total number of directors does not exceed the maximum number fixed by or in accordance with the Articles. However, any person that is not a director retiring from the existing board must be recommended by the board or the person must have confirmed in writing to us their willingness to be elected as a director not later than seven days before the general meeting at which the relevant resolution is proposed.

Any director appointed by the board will hold office only until the next following annual general meeting at which they must retire. In addition, all directors must retire at the third annual general meeting following the annual general meeting at which such director was elected or last re-elected. Such directors are eligible for re-election at the annual general meeting at which they retire.

The shareholders may, at the meeting at which a director retires, fill the vacated office by electing a person and in default the retiring director shall, if willing to continue to act, be deemed to have been re-elected, unless at such meeting it is expressly resolved not to fill such vacated office or unless a resolution for the re-election of such director shall have been put to the meeting and lost.

Directors’ Interests

If a situation arises in which a director has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with our interests (other than a situation that cannot reasonably be regarded as likely to give rise to a conflict of interest or a conflict of interest arising in relation to a transaction or arrangement with us), the board may authorize in accordance with the U.K. Companies Act 2006 the director’s interest and the continuing performance by the relevant director of his or her duties as a director on such terms as the board may determine.

A director shall not be accountable to us for any benefit which he or she derives from or in connection with a relationship involving a conflict of interest or possible conflict of interest which has been authorized by the directors or by us in a general meeting and any such transaction or arrangement shall not be liable to be avoided on the grounds of any such benefit.

Subject to the requirements under sections 175, 177 and 182 of the U.K. Companies Act 2006, a director shall declare the nature and extent of such conflicts.

A director may participate in the decision-making process and count in the quorum and vote on a proposed decision of the board which is concerned with such director’s interests (subject to any restrictions imposed by the other directors when providing such consent) if such director has declared the nature and extent of any interest of his or hers and provided a majority of the other directors consent, or if one of the following situations applies:

∎	the director’s interest arises solely through an interest in shares, debentures or other securities of or otherwise in or through us;

∎	an ordinary resolution of ours permits the director to count in the quorum and vote on the proposed decision;

∎	the director’s interest cannot reasonably be regarded as likely to give rise to a material conflict of interest;

∎	the conflict of interest arises from one of the following:

∎	a guarantee, security or indemnity given, or to be given, by or to the director in respect of an obligation incurred by or on behalf of us or any of our subsidiaries;

∎

a subscription, or agreement to subscribe, for shares or other securities of us or any of our subsidiaries, or to underwrite, sub-underwrite or guarantee an offer of any such shares or securities by us or any of our subsidiaries for subscription, purchase or exchange;

∎

arrangements pursuant to which benefits are made available to employees and directors, or former employees and directors, of us or any of our subsidiaries which do not provide special benefits for directors or former directors;

∎	the purchase or maintenance of insurance which we are empowered to purchase or maintain for directors or officers;

∎	the giving to the director of an indemnity against liabilities incurred or to be incurred by the director in the execution and discharge of his or her duties;

∎

the provision of funds to the director to meet expenditure incurred or to be incurred by the director in defending criminal or civil proceedings against him or her or in connection with any application under certain provisions of the U.K. Companies Act 2006 or otherwise enabling him or her to avoid incurring that expenditure; or

∎

proposals concerning another company in which the director is interested directly or indirectly (whether as officer, shareholder or otherwise), if the director and any other persons connected with him or her do not to his or her knowledge hold an interest in shares representing 1% or more of the issued shares of any class of the equity share capital of that company (or of any third company through which his or their interest is derived) or of the voting rights available to shareholders of the relevant company.

A director shall not be counted in the quorum present at a meeting in relation to a resolution on which he or she is not entitled to vote by reason of his or her interest.

If a question arises at a meeting of the board or of a committee of the board as to the right of a director to vote or be counted in the quorum, and such question is not resolved by his or her voluntarily agreeing to abstain from voting, the question shall be determined by a resolution of the board or such committee (with such director being excluded from voting on the resolution).

Directors’ Fees and Remuneration

Each of the directors is entitled to remuneration as determined by the board for their service as directors and other services undertaken for us.

Each director may be paid his or her reasonable expenses in connection with such director’s attendance at meetings of the board or committees of the board or general meetings or separate meetings of the holders of any class of shares or of debentures, or otherwise in connection with the exercise of powers and the discharge of responsibilities in relation to us.

Indemnity

Every director, officer or former director or officer of our group may be indemnified against all costs, charges, losses, expenses and liabilities incurred by him or her in connection with any negligence, default, breach of duty, or breach of trust by him or her in relation to us or in connection with our activities as a trustee of an occupational pension scheme, in the actual or purported exercise of his or her powers or duties or otherwise as our officer, to the extent permitted under the U.K. Companies Act 2006.

Novartis Observer

For as long as Novartis holds not less than one percent of our issued share capital, Novartis may appoint one observer who may attend, but not participate or vote in, any meeting of our Board.

Other U.K. Law Considerations

Notification of Voting Rights

A shareholder in a public company incorporated in the United Kingdom whose shares are admitted to trading on AIM is required pursuant to Chapter 5 of the Disclosure Guidance and Transparency Rules of the U.K. Financial Conduct Authority to notify us of the percentage of his or her voting rights if the percentage of voting rights which he or she holds as a shareholder or through his or her direct or indirect holding of financial instruments (or a combination of such holdings) reaches, exceeds, or falls below 3%, 4%, 5%, and each 1% threshold thereafter up to 100% as a result of an acquisition or disposal of shares or financial instruments.

Mandatory Purchases and Acquisitions

Pursuant to Sections 979 to 991 of the U.K. Companies Act 2006, where a takeover offer has been made for us and the offeror has acquired or unconditionally contracted to acquire not less than 90% in value of the shares to which the offer relates and not less than 90% of the voting rights carried by those shares, the offeror may give notice to the holder of any shares to which the offer relates which the offeror has not acquired or unconditionally contracted to acquire that he or she wishes to acquire, and is entitled to so acquire, those shares on the same terms as the general offer. The offeror would do so by sending a notice to the outstanding minority shareholders telling them that it will compulsorily acquire their shares. Such notice must be sent within three months of the last day on which the offer can be accepted in the prescribed manner. The compulsory acquisition of the minority shareholders’ shares can be completed at the end of six weeks from the date the notice has been given, subject to the minority shareholders failing to successfully lodge an application to the court to prevent such compulsory acquisition any time prior to the end of those six weeks following which the offeror can execute a transfer of the outstanding shares in its favor and pay the consideration to us, which would hold the consideration on trust for the outstanding minority shareholders. The consideration offered to the outstanding minority shareholders whose shares are compulsorily acquired under the U.K. Companies Act 2006 must, in general, be the same as the consideration that was available under the takeover offer.

Sell Out

The U.K. Companies Act 2006 also gives our minority shareholders a right to be bought out in certain circumstances by an offeror who has made a takeover offer for all of our shares. The holder of shares to which the offer relates, and who has not otherwise accepted the offer, may require the offeror to acquire his or her shares if, prior to the expiry of the acceptance period for such offer, (i) the offeror has acquired or unconditionally agreed to acquire not less than 90% in value of the voting shares, and (ii) not less than 90% of the voting rights carried by those shares. The offeror may impose a time limit on the rights of minority shareholders to be bought out that is not less than three months after the end of the acceptance period. If a shareholder exercises his or her rights to be bought out, the offeror is required to acquire those shares on the terms of this offer or on such other terms as may be agreed.

Disclosure of Interest in Shares

Pursuant to Part 22 of the U.K. Companies Act 2006, we are empowered to give notice in writing to any person whom we know or have reasonable cause to believe to be interested in our shares, or to have been so interested at any time during the three years immediately preceding the date on which the notice is issued requiring such persons, within a reasonable time to disclose to us particulars of that person’s interest and (so far as is within his or her knowledge) particulars of any other interest that subsists or subsisted in those shares.

Under our Articles, if a person defaults in supplying us with the required particulars in relation to the shares in question (“default shares”), within the prescribed period, the directors may by notice direct that:

∎

in respect of the default shares, the relevant shareholder shall not be entitled to vote (either in person or by proxy) at any general meeting or to exercise any other right conferred by a shareholding in relation to general meetings;

∎

where the default shares represent at least 0.25% of their class, (a) any dividend or other money payable in respect of the default shares shall be retained by us without liability to pay interest and/or (b) no transfers by the relevant shareholder of any default shares may be registered (unless the shareholder himself is not in default and the shareholder provides a certificate, in a form satisfactory to the directors, to the effect that after due and careful enquiry the shareholder is satisfied that none of the shares to be transferred are default shares); and

∎

any shares held by the relevant shareholder in uncertificated form shall be converted into certificated form and that shareholder shall not after that be entitled to convert all or any shares held by him or her into uncertificated form (except with the authority of the directors) unless the shareholder himself is not in default and the shares which the shareholder wishes to convert are part only of the shareholder’s holding and the shareholder provides a certificate, in a form satisfactory to the directors, to the effect that after due and careful enquiry the shareholder is satisfied that none of the shares to be converted into uncertificated form are default shares.

Purchase of Own Shares

Under English law, a limited company may only purchase its own shares out of the distributable profits of the company or the proceeds of a fresh issue of shares made for the purpose of financing the purchase, provided that they are not restricted from doing so by their articles. A limited company may not purchase its own shares if, as a result of the purchase, there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares. Shares must be fully paid in order to be repurchased.

Subject to the above, we may purchase our own shares in the manner prescribed below. We may make a market purchase of our own fully paid shares pursuant to an ordinary resolution of shareholders. The resolution authorizing the purchase must:

∎	specify the maximum number of shares authorized to be acquired;

∎	determine the maximum and minimum prices that may be paid for the shares; and

∎	specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

We may purchase our own fully paid shares otherwise than on a recognized investment exchange pursuant to a purchase contract authorized by resolution of shareholders before the purchase takes place. Any authority will not be effective if any shareholder from whom we propose to purchase shares votes on the resolution and the resolution would not have been passed if he or she had not done so. The resolution authorizing the purchase must specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

Distributions and Dividends

Under the U.K. Companies Act 2006, before a company can lawfully make a distribution or dividend, it must ensure that it has sufficient distributable reserves (on a non-consolidated basis). The basic rule is that a company’s profits available for the purpose of making a distribution are its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made. The requirement to have sufficient distributable reserves before a distribution or dividend can be paid applies to us and to each of our subsidiaries that has been incorporated under English law.

It is not sufficient that we, as a public company, have made a distributable profit for the purpose of making a distribution. An additional capital maintenance requirement is imposed on us to ensure that the net worth of the company is at least equal to the amount of its capital. A public company can only make a distribution:

∎

if, at the time that the distribution is made, the amount of its net assets (that is, the total excess of assets over liabilities) is not less than the total of its called up share capital and undistributable reserves; and

∎	if, and to the extent that, the distribution itself, at the time that it is made, does not reduce the amount of the net assets to less than that total.

City Code on Takeovers and Mergers

As a public company incorporated in England and Wales with our registered office in England and Wales which has shares admitted to AIM, we are subject to the U.K. City Code on Takeovers and Mergers (the “City Code”), which is issued and administered by the U.K. Panel on Takeovers and Mergers (the “Panel”). The City Code provides a framework within which takeovers of companies subject to it are conducted. In particular, the City Code contains certain rules in respect of mandatory offers. Under Rule 9 of the City Code, if a person:

∎

acquires an interest in our shares which, when taken together with shares in which he or she or persons acting in concert with him or her are interested, carries 30% or more of the voting rights of our shares; or

∎

who, together with persons acting in concert with him, is interested in shares that in the aggregate carry not less than 30% and not more than 50% of the voting rights of our shares, and such persons, or any person acting in concert with him, acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested, the acquirer and depending on the circumstances, its concert parties, would be required (except with the consent of the Panel) to make a cash offer for our outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months.

Exchange Controls

There are no governmental laws, decrees, regulations or other legislation in the United Kingdom that may affect the import or export of capital, including the availability of cash and cash equivalents for use by us, or that may affect the remittance of dividends, interest, or other payments by us to non-resident holders of our ordinary shares or ADSs, other than withholding tax requirements. There is no limitation imposed by English law or in the Articles on the right of non-residents to hold or vote shares.

Differences in Corporate Law

The applicable provisions of the U.K. Companies Act 2006 differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the U.K. Companies Act 2006 applicable to us and the General Corporation Law of the State of Delaware relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and English law.

	England and Wales	Delaware
Number of Directors	Under the U.K. Companies Act 2006, a public limited company must have at least two directors. Our Articles further provide that, unless otherwise determined by an ordinary resolution, the number of our directors shall be not less than two nor more than nine in number.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.

Our board of directors currently consists of nine members.

For as long as Novartis holds not less than one percent of our issued share capital, Novartis may appoint one observer who may attend, but not

	England and Wales	Delaware
participate or vote in, any meeting of our board of directors.

Removal of Directors	Under the U.K. Companies Act 2006, a company may remove a director without cause at a general meeting by way of an ordinary resolution of shareholders (which is passed by a simple majority of those voting in person or by proxy at a general meeting), irrespective of any provision of any agreement or service contract between the director and the company, provided that 28 clear days’ notice of the proposed resolution to remove the director is given and certain other procedural requirements under the U.K. Companies Act 2006 are followed (such as allowing the director to make representations against his or her removal either at the meeting or in writing).	Under Delaware law, unless otherwise provided in the certificate of incorporation, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (a) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, shareholders may effect such removal only for cause, or (b) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he or she is a part.

In addition to any power of removal under the U.K. Companies Act 2006, under our Articles, we may, by special resolution or ordinary resolution (of which special notice has been given in accordance with section 312 of the U.K. Companies Act 2006) remove any director from office (but without prejudice to any claim he or she may have for damages for breach of any agreement between us and the relevant director) and, by ordinary resolution, appoint another person to act as director in his or her place.

Vacancies on the Board of Directors	Under our Articles, we may by ordinary resolution appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director and our board of directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided in each case that the appointment does not cause the number of directors to exceed the number fixed by or in accordance with our Articles as the maximum number of directors.	Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (a) otherwise provided in the certificate of incorporation or by-laws of the corporation or (b) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a

	England and Wales	Delaware
sole remaining director elected by such class, will fill such vacancy.

Annual General Meeting	Under the U.K. Companies Act 2006, a public limited company must hold an annual general meeting in each six-month period following the company’s annual accounting reference date.	Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.

General Meeting	Under the U.K. Companies Act 2006, a general meeting of the shareholders of a public limited company may be called by the directors.	Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

Subject to the notice requirements of the U.K. Companies Act 2006 outlined below and subject to our Articles, a general meeting of our shareholders may be called by our board of directors whenever and at such times and places as it shall determine.

A general meeting may also be convened by our board of directors on the requisition of not less than two of our shareholders who hold at least 5% of our voting share capital.

General meetings at which special resolutions are proposed and passed generally involve proposals to change the name of the company, permit the company to issue new shares for cash without the shareholders’ pre-emptive right, amend the company’s articles of association, or carry out other matters where either the company’s articles of association or the U.K. Companies Act 2006 prescribe that a special resolution is required.

Other proposals relating to the ordinary course of the company’s business, such as the election of directors, would generally be the subject of an ordinary resolution and subject to our Articles.

Notice of General Meetings	Under the U.K. Companies Act 2006, at least 21 clear days’ notice must be given for an annual general meeting and any resolutions to be proposed at that	Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must

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	meeting. At least 14 clear days’ notice is required for any other general meeting.	be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and purpose or purposes of the meeting.

In addition, certain matters, such as the removal of directors or auditors, require special notice, which is 28 clear days’ notice.

Quorum	Our Articles provide that no business shall be transacted at any general meeting unless a quorum is present. Two qualifying persons present at a meeting and entitled to vote on the business to be transacted shall be a quorum, unless (1) each is a qualifying person only because he or she is authorized under the U.K. Companies Act 2006 to act as a representative of a corporation in relation to the meeting, and they are representatives of the same corporation, or (2) each is a qualifying person only because he or she is appointed as proxy of a shareholder in relation to the meeting, and they are proxies of the same shareholder.	The certificate of incorporation or bylaws may specify the number of shares, the holders of which shall be present or represented by proxy at any meeting in order to constitute a quorum, but in no event shall a quorum consist of less than one third of the shares entitled to vote at the meeting. In the absence of such specification in the certificate of incorporation or bylaws, a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders.

A “qualifying person” means (1) a person who is one of our shareholders, (2) a person authorized under the U.K. Companies Act 2006 to act as a representative of the corporation in relation to the meeting, or (3) a person appointed as proxy of a shareholder in relation to the meeting.

Proxy	Under the U.K. Companies Act 2006, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy.	Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Issue of New Shares	Under the U.K. Companies Act 2006, the directors of a company must not exercise any power to allot shares or grant rights to subscribe for, or to convert any security	Under Delaware law, if the company’s certificate of incorporation so provides, the directors have the power to authorize additional stock. The directors

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	into, shares unless they are authorized to do so by the company’s articles of association or by an ordinary resolution of the shareholders. Any authorization given must state the maximum amount of shares that may be allotted under it and specify the date on which it will expire, which must be not more than five years from the date the authorization was given. The authority can be renewed by a further resolution of the shareholders.	may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the company or any combination thereof.

Pre-emptive Rights	Under the U.K. Companies Act 2006, “equity securities,” being (i) shares in the company other than shares that, with respect to dividends and capital, carry a right to participate only up to a specified amount in a distribution (“ordinary shares”) or (ii) rights to subscribe for, or to convert securities into, ordinary shares, proposed to be allotted for cash, must be offered first to the existing equity shareholders in the company in proportion to the respective nominal value of their holdings, unless an exception applies or a special resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise, in each case in accordance with the provisions of the U.K. Companies Act 2006.	Under Delaware law, shareholders have no pre-emptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.

Authority to Allot	Under the U.K. Companies Act 2006, the directors of a company must not allot shares or grant rights to subscribe for or to convert any security into shares unless those shares are alloted, or those rights to subscribe or convert any security into shares are granted (as applicable) pursuant to an employee share scheme, an ordinary resolution to the contrary has been passed by shareholders in a general meeting, or the articles of association provide otherwise, in each case, in accordance with the provisions of the U.K. Companies Act 2006.	Under Delaware law, if the corporation’s charter or certificate of incorporation so provides, the board of directors has the power to authorize the issuance of stock. The board of directors may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation or any combination thereof. It may determine the amount of such consideration by approving a formula. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration is conclusive.

Liability of Directors and Officers	Under the U.K. Companies Act 2006, any provision (whether contained in a company’s articles of association or any contract or otherwise) that purports to exempt a director of a company (to any	Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for

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extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.	damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

Any provision by which we directly or indirectly provide an indemnity (to any extent) for a director of the company or of an “associated company” (i.e., a company that is a parent, subsidiary or sister company of us) against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director is void except as permitted by the U.K. Companies Act 2006, which provides exceptions for us to:

∎        any breach of the director’s duty of loyalty to the corporation or its stockholders;

∎        acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

∎        intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

∎        any transaction from which the director derives an improper personal benefit.

∎        purchase and maintain director and officer insurance insuring our directors or the directors of an associated company against any liability attaching in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director;

∎        provide a “qualifying third party indemnity,” which is an indemnity against liability incurred by our directors and directors of an associated company to a person other than us or an associated company. Such indemnity must not cover criminal fines, penalties imposed by regulatory bodies, the defense costs of criminal proceedings where the director is found guilty, the defense costs of civil proceedings successfully brought against the director by the company or an associated company, or the costs of unsuccessful applications by the director for relief from liabilities for such matters; and

∎ provide a “qualifying pension scheme indemnity,” which is an indemnity against liability incurred in connection

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with the company’s activities as trustee of an occupational pension plan. Such indemnity must not cover a fine imposed in criminal proceedings, or sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising), or any liability incurred by the director in defending criminal proceedings in which he or she is convicted.

Our Articles provide that it may indemnify each of our directors against:

∎        any liability incurred by that director in connection with any negligence, default, breach of duty or breach of trust in relation to us or an associated company;

∎        any liability incurred by that director in connection with the activities of us or an associated company in the capacity of trustee of an occupational pension scheme; and

∎        any other liability incurred by that director in the actual or purported execution or discharge of his or her duties, the exercise or purported exercise of his or her powers or otherwise in relation to his or her duties or powers as an officer of the Company or an associated company.

The U.K. Companies Act 2006 also provides that we may lend each of our directors funds to meet expenditure incurred by him or her in defending any criminal or civil proceedings in connection with any alleged negligence, default, breach of duty or breach of trust by him or her in relation to us or an associated company, or in connection with an application for certain specified relief, subject to the requirement that the loan must be on terms that it is to be repaid if the defense or the application for relief is unsuccessful.

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Voting Rights	For a description of the voting rights contained in our Articles see “Description of the Share Capital and Articles of Association—Articles of Association—Shares and Rights Attaching to Them—Voting Rights” in this prospectus.	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

Shareholder Vote on Certain Transactions	The U.K. Companies Act 2006 provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors and used in certain types of reconstructions, amalgamations, capital reorganizations or takeovers. These arrangements require: (1) the approval, at a shareholders’ or creditors’ meeting convened by order of a court of England and Wales, of a majority in number representing not less than 75% in value of the creditors or class of creditors or members or class of members (as the case may be) present and voting, either in person or by proxy; and (2) the approval of a court of England and Wales.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, closing of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

∎        the approval of the board of directors; and

∎        the approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Standard of Conduct for Directors

Under English law, a director owes various statutory and fiduciary duties to the company, including:

∎        to act in the way he or she considers, in good faith, would be most likely to promote the success of the company for the benefit of its members as a whole;

∎        to avoid a situation in which he or she has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with the interests of the company;

∎        to act in accordance with the company’s constitution and only exercise his or her powers for the purposes for which they are conferred;

∎        to exercise independent judgment;

∎        to exercise reasonable care, skill, and diligence;

∎        not to accept benefits from a third party conferred by reason of his or

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

Directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the

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her being a director or doing, or not doing, anything as a director; and

∎        a duty to declare any interest that he or she has, whether directly or indirectly, in a proposed or existing transaction or arrangement with the company.

corporation. He or she must not use his or her corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.

In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.

Shareholder Suits

Under English law, generally, the company, rather than its shareholders, is the proper claimant in an action in respect of a wrong done to the company or where there is an irregularity in the company’s internal management. Notwithstanding this general position, the U.K. Companies Act 2006 provides that (1) a court may allow a shareholder to bring a derivative claim (that is, an action in respect of and on behalf of the company) in respect of a cause of action arising from a director’s negligence, default, breach of duty or breach of trust and (2) a shareholder may bring a claim for a court order on the ground that the company’s affairs have been or are being conducted in a manner that is unfairly prejudicial to the interests of its shareholders generally or of some of its shareholders, or that an actual or proposed act or omission of the company is or would be so prejudicial.

The U.K. Limitation Act 1980 imposes a limitation period, with certain exceptions,

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

∎       state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiffs shares thereafter devolved on the plaintiff by operation of law; and

∎        allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

∎       state the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the

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in respect of civil claims. The period is six years in respect of actions in contract and tort, and 12 years for “actions on a specialty,” such as a breach of any obligation contained in a deed. The limitation period begins to run from the date on which the action accrued. In the case of contract, this is the date on which the breach of contract occurred, and in tort this is the date on which the damage is suffered.	approval of the Delaware Court of Chancery.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

Citibank, N.A. (“Citibank”) has agreed to act as the depositary for the ADSs. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. ADSs represent ownership interests in securities that are on deposit with the depositary. ADSs may be represented by certificates that are commonly known as American Depositary Receipts (“ADRs”). The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A., London Branch, located at 25 Canada Square, Canary Wharf, London, E14 5LB, United Kingdom.

We have appointed Citibank as depositary pursuant to a deposit agreement. A copy of the form of the deposit agreement is on file with the SEC under cover of a registration statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC’s website (www.sec.gov). Please refer to registration number 333-223890 when retrieving such copy.

We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety.

Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, five ordinary shares that are on deposit with the depositary and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the depositary may agree to change the ADS-to-Share ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary, and the depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary. As an ADS holder you appoint the depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of ordinary shares will continue to be governed by the laws of England and Wales, which may be different from the laws in the United States.

In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

The manner in which you own the ADSs (e.g., in a brokerage account vs. as registered holder, or as holder of certificated vs. uncertificated ADSs) may affect your rights and obligations, and the manner in which, and extent to which, the depositary’s services are made available to you. As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary will hold on your behalf the shareholder rights attached to the ordinary shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the ordinary shares represented by your ADSs through the depositary only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.

As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary (commonly referred to as the direct registration system or DRS). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary to the holders of the ADSs. The direct registration system includes automated transfers between the depositary and The Depository Trust Company (“DTC”), the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.

The registration of the ordinary shares in the name of the depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary or the custodian the record ownership in the applicable ordinary shares with the beneficial ownership rights and interests in such ordinary shares being at all times vested with the beneficial owners of the ADSs representing the ordinary shares. The depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.

Dividends and Other Distributions

As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction the applicable fees, taxes, and expenses.

Distributions of Cash

Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of England and Wales.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes, and governmental charges payable by holders under the terms of the deposit agreement. The depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Shares

Whenever we make a free distribution of ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary will either distribute to holders new ADSs representing the ordinary shares deposited or modify the ADS-to-ordinary shares ratio, in which case each ADS you hold will represent rights and interests in the additional ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ADS-to-ordinary shares ratio upon a distribution of ordinary shares will be made net of the fees, expenses, taxes, and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary may sell all or a portion of the new ordinary shares so distributed.

No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the depositary does not distribute new ADSs as described above, it may sell the ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

Whenever we intend to distribute rights to subscribe for additional ordinary shares, we will give prior notice to the depositary and we will assist the depositary in determining whether it is lawful and reasonably practicable to distribute rights to purchase additional ADSs to holders.

The depositary will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to subscribe for new ordinary shares other than in the form of ADSs.

The depositary will not distribute the rights to you if:

∎	we do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

∎	we fail to deliver satisfactory documents to the depositary; or

∎	it is not reasonably practicable to distribute the rights.

The depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary in determining whether such distribution is lawful and reasonably practicable.

The depositary will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in England and Wales would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

Whenever we intend to distribute property other than cash, ordinary shares, or rights to purchase additional ordinary shares, we will notify the depositary in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary in determining whether such distribution to holders is lawful and reasonably practicable.

If it is reasonably practicable to distribute such property to you and if we provide to the depositary all of the documentation contemplated in the deposit agreement, the depositary will distribute the property to the holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes, and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary may sell all or a portion of the property received.

The depositary will not distribute the property to you and will sell the property if:

∎	we do not request that the property be distributed to you or if we request that the property not be distributed to you; or

∎	we do not deliver satisfactory documents to the depositary; or

∎	the depositary determines that all or a portion of the distribution to you is not reasonably practicable.

∎	The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary will provide notice of the redemption to the holders.

The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary will convert into U.S. dollars upon the terms of the deposit agreement the redemption funds received in a currency other than U.S. dollars and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary. You may have to pay fees, expenses, taxes, and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary may determine.

Changes Affecting Ordinary Shares

The ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal (or par) value, split-up, cancellation, consolidation, or any other reclassification of such ordinary shares or a recapitalization, reorganization, merger, consolidation, or sale of assets of ours.

If any such change were to occur, your ADSs would, to the extent permitted by law and the deposit agreement, represent the right to receive the property received or exchanged in respect of the ordinary shares held on deposit. The depositary may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable registration statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the Shares. If the depositary may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Ordinary Shares

The depositary may create ADSs on your behalf if you or your broker deposit ordinary shares with the custodian. The depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the ordinary shares to the custodian. Your ability to deposit ordinary shares and receive ADSs may be limited by the legal considerations in the United States and England and Wales applicable at the time of deposit.

The issuance of ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the ordinary shares have been duly transferred to the custodian. The depositary will only issue ADSs in whole numbers.

When you make a deposit of ordinary shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:

∎	the ordinary shares are duly authorized, validly allotted and issued, fully paid, not subject to any call for the payment of further capital, and legally obtained;

∎	all pre-emptive (and similar) rights, if any, with respect to such ordinary shares have been validly waived, disapplied or exercised;

∎	you are duly authorized to deposit the ordinary shares;

∎

the ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage, or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “Restricted Securities” (as defined in the deposit agreement); and

∎	the ordinary shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties is incorrect in any way, we and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentation.

Transfer, Combination and Split Up of ADRs

As an ADR holder, you will be entitled to transfer, combine, or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary and also must:

∎	ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

∎	provide such proof of identity and genuineness of signatures as the depositary deems appropriate;

∎	provide any transfer stamps required by the State of New York or the United States; and

∎	pay all applicable fees, charges, expenses, taxes, and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary with your request to have them combined or split up, and you must pay all applicable fees, charges, and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Ordinary Shares Upon Cancellation of ADSs

As a holder, you will be entitled to present your ADSs to the depositary for cancellation and then receive the corresponding number of underlying ordinary shares at the custodian’s offices. Your ability to withdraw the ordinary shares held in respect of the ADSs may be limited by the legal considerations in the United States and England and Wales applicable at the time of withdrawal. In order to withdraw the ordinary shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the ordinary shares.

You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

If you hold ADSs registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the ordinary shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except for:

∎

temporary delays that may arise because (i) the transfer books for the ordinary shares or ADSs are closed, or (ii) ordinary shares are immobilized on account of a shareholders’ meeting or a payment of dividends;

∎	obligations to pay fees, taxes, and similar charges; and/or

∎	restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

As a holder, you generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the ordinary shares represented by your ADSs. The voting rights of holders of ordinary shares are described in “Description of Share Capital and Articles of Association—Articles of Association” in this prospectus.

At our request, the depositary will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary to exercise the voting rights of the securities represented by ADSs.

If the depositary timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs as follows:

∎

In the event of voting by show of hands, the depositary will vote (or cause the custodian to vote) all ordinary held on deposit at that time in accordance with the voting instructions received from a majority of holders of ADSs who provide timely voting instructions.

∎

In the event of voting by poll, the depositary will vote (or cause the custodian to vote) the ordinary shares held on deposit in accordance with the voting instructions received from the holders of ADSs. The depositary will give a discretionary proxy to a person designated by us to vote any ordinary shares held on deposit for which voting instructions were not received from the holders of ADSs, unless we inform the depositary that (a) we do not wish such proxy to be given, (b) substantial opposition exists, or (c) the rights of holders of ADSs may be adversely affected.

Securities for which no voting instructions have been received will not be voted (except as otherwise contemplated in the Deposit Agreement). Please note that the ability of the depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner.

Fees and Charges

As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:

Service	Fee

Issuance of ADSs (e.g., an issuance of ADS upon a deposit of ordinary shares or upon a change in the ADS(s)-to-ordinary shares ratio), excluding ADS issuances as a result of distributions of ordinary Shares

Up to $5.00 per 100 ADSs (or fraction thereof) issued
Cancellation of ADSs (e.g., a cancellation of ADSs for delivery of deposited property or upon a change in the ADS(s)-to-ordinary shares ratio)	Up to $5.00 per 100 ADSs (or fraction thereof) cancelled
Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements)	Up to $5.00 per 100 ADSs (or fraction thereof) held
Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to $5.00 per 100 ADSs (or fraction thereof) held
Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., upon a spin-off)	Up to $5.00 per 100 ADSs (or fraction thereof) held
ADS Services	Up to $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the depositary
Registration of ADS Transfers (e.g., upon a registration of the transfer of registered ownership of ADSs, upon a transfer of ADSs into DTC and vice versa, or for any other reason)	Up to $5.00 per 100 ADSs (or fraction thereof) transferred

Conversion of ADSs of one series for ADSs of another series (e.g., upon conversion of Partial Entitlement ADSs for Full Entitlement ADSs, or upon conversion of Restricted ADSs (each as defined in the Deposit Agreement) into freely transferable ADSs, and vice versa)

Up to $5.00 per 100 ADSs (or fraction thereof) converted

As an ADS holder you will also be responsible to pay certain charges such as:

∎	taxes (including applicable interest and penalties) and other governmental charges;

∎

the registration fees as may from time to time be in effect for the registration of ordinary shares on the share register and applicable to transfers of ordinary shares to or from the name of the custodian, the depositary, or any nominees upon the making of deposits and withdrawals, respectively;

∎	certain cable, telex, and facsimile transmission and delivery expenses;

∎	the expenses and charges incurred by the depositary in the conversion of foreign currency;

∎	the fees and expenses incurred by the depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to ordinary shares, ADSs, and ADRs; and

∎	the fees, charges, costs and expenses incurred by the depositary, the custodian, or any nominee in connection with the ADR program.

ADS fees and charges payable upon (i) the issuance of ADSs, and (ii) the cancellation of ADSs are charged to the person to whom the ADSs are issued (in the case of ADS issuances) and to the person whose ADSs are cancelled (in the case of ADS cancellations). In the case of ADSs issued by the depositary into DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs being issued or the DTC participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs. In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the holders of ADSs whose ADSs are being transferred or by the person to whom the ADSs are transferred, and (ii) conversion of ADSs of one series for ADSs of another series, the ADS conversion fee will be payable by the holder whose ADSs are converted or by the person to whom the converted ADSs are delivered.

In the event of refusal to pay the depositary fees, the depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder. Certain of the depositary fees and charges (such as the ADS services fee) may become payable shortly after the closing of the ADS offering. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of such changes. The depositary may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary agree from time to time.

Amendments and Termination

We may agree with the depositary to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the ordinary shares represented by your ADSs (except as permitted by law).

We have the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

Termination

After termination, the depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

In connection with the termination of the deposit agreement, the depositary may, independently and without the need for any action by us, make available to holders of ADSs a means to withdraw the ordinary shares and other deposited securities represented by their ADSs and to direct the deposit of such ordinary shares and other deposited securities into an unsponsored American depositary shares program established by the depositary, upon such terms and conditions as the depositary may deem reasonably appropriate, subject however, in each case, to satisfaction of the applicable registration requirements by the unsponsored American depositary shares program under the Securities Act, and to receipt by the depositary of payment of the applicable fees and charges of, and reimbursement of the applicable expenses incurred by, the depositary.

Books of Depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up, and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Transmission of Notices, Reports and Proxy Soliciting Material

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. Subject to the terms of the deposit agreement, the depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to.

Limitations on Obligations and Liabilities

The deposit agreement limits our obligations and the depositary’s obligations to you. Please note the following:

∎	We and the depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

∎

The depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

∎

The depositary disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in ordinary shares, for the validity or worth of the ordinary shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices, or for our failure to give notice.

∎	We and the depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

∎

We and the depositary disclaim any liability if we or the depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our Articles, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

∎

We and the depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our Articles or in any provisions of or governing the securities on deposit.

∎

We and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting Shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

∎

We and the depositary also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of ordinary shares but is not, under the terms of the deposit agreement, made available to you.

∎	We and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

∎	We and the depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

∎	No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

∎	Nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among Mereo, the depositary and you as an ADS holder.

∎

Nothing in the deposit agreement precludes Citibank (or its affiliates) from engaging in transactions in which parties adverse to Mereo or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank to disclose those transactions, or any information obtained in the course of those transactions, to Mereo or to the ADS owners, or to account for any payment received as part of those transactions.

Taxes

You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The depositary may refuse to issue ADSs; to deliver, transfer, split, and combine ADRs; or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take the following actions in its discretion:

∎	Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

∎	Distribute the foreign currency to holders for whom the distribution is lawful and practical.

∎	Hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial

The deposit agreement and the ADRs will be interpreted in accordance with the laws of the State of New York. The rights of holders of ordinary shares (including ordinary shares represented by ADSs) is governed by the laws of England and Wales.

AS A PARTY TO THE DEPOSIT AGREEMENT, YOU IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AGAINST US AND/OR THE DEPOSITARY ARISING OUT OF, OR RELATING TO, THE DEPOSIT AGREEMENT, ANY ADR AND ANY TRANSACTIONS CONTEMPLATED IN THE DEPOSIT AGREEMENT (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR OTHERWISE).

MATERIAL TAX CONSIDERATIONS

Material U.S. Federal Income Tax Considerations

The following are material U.S. federal income tax consequences to the U.S. Holders (as defined below) of purchasing, owning and disposing of the ADSs and ordinary shares acquired pursuant to this offering, but it does not purport to be a comprehensive description of all tax considerations that may be relevant to a particular person’s decision to acquire the securities. This discussion applies only to a U.S. Holder that acquires ADSs in this offering and holds the ADSs or ordinary shares as capital assets for U.S. federal income tax purposes. In addition, it does not describe all of the tax consequences that may be relevant in light of the U.S. Holder’s particular circumstances, including any estate, gift, alternative minimum or Medicare contribution tax consequences and any tax consequences applicable to U.S. Holders subject to special rules, such as:

∎	banks, insurance companies and other financial institutions;

∎	real estate investment trusts or regulated investment companies;

∎	dealers or traders in securities that use a mark-to-market method of tax accounting;

∎	persons holding our ADSs or ordinary shares as part of a straddle, integrated transaction or similar transaction;

∎	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

∎	entities or arrangements treated as partnerships for U.S. federal income tax purposes and their partners or investors;

∎	tax-exempt entities, “individual retirement accounts” or “Roth IRAs”;

∎	S corporations;

∎	former citizens or residents of the United States;

∎	a person that is subject to special tax accounting rules under section 451(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”);

∎	persons that own or are deemed to own 10% or more of our stock by vote or value; or

∎	persons holding our ADSs or ordinary shares in connection with a trade or business outside the United States.

If a partnership (or other entity that is classified as a partnership for U.S. federal income tax purposes) owns the ADSs or ordinary shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partner and the partnership. Partnerships owning the ADSs or ordinary shares and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of owning and disposing of the ADSs or ordinary shares.

Persons that own or are deemed to own 10% or more of our stock by vote or value should consult their tax advisers regarding the application of the “controlled foreign corporation” rules to their ownership of our ADSs or ordinary shares.

This discussion is based on the Code, administrative pronouncements, judicial decisions, and final, temporary and proposed Treasury regulations, all as of the date hereof, any of which is subject to change, possibly with retroactive effect.

As used herein, a “U.S. Holder” is a person that, for U.S. federal income tax purposes, is a beneficial owner of our ADSs or ordinary shares and is:

∎	a citizen or individual resident of the United States;

∎	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

∎	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

∎

a trust that (i) is subject to the primary supervision of a court within the United States and subject to the control of one or more U.S. persons for all substantial decisions or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of our ADSs or ordinary shares in their particular circumstances.

For U.S. federal income tax purposes, a beneficial owner of our ADSs generally will be treated as the owner of the underlying ordinary shares represented by such ADSs. Accordingly, gain or loss will generally not be recognized if a U.S. Holder exchanges our ADSs for the underlying ordinary shares.

Passive Foreign Investment Company Rules

Special U.S. tax rules apply to U.S. Holders of stock in companies that are considered to be PFICs. In general, a non-U.S. corporation will be a passive foreign investment company (“PFIC”) for any taxable year in which (i) 75% or more of its gross income consists of passive income (the “income test”) or (ii) 50% or more of the value of its assets (generally determined on a quarterly average basis) consists of assets that produce, or are held for the production of, passive income (the “asset test”). For purposes of the above calculations, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes interest, dividends, gains from certain property transactions, rents and royalties (other than certain rents or royalties derived in the active conduct of a trade or business). Cash is a passive asset for PFIC purposes. Goodwill (the value of which may be determined by reference to the company’s market capitalization) is treated as an active asset to the extent attributable to activities intended to produce active income.

We hold a significant amount of cash and cash equivalents and this may continue to be the case taking into account the cash raised in this offering. Therefore, whether we will satisfy the asset test for the current or any future taxable year generally will depend on the quarterly value of our goodwill and other intangible assets, and on how quickly we utilize the cash in our business. Because (i) the value of our goodwill may be determined by reference to the market prices of our shares or ADSs, which have been volatile given the nature and early stage of our business and have been declining, (ii) we hold cash and cash equivalents in amounts that could be significant in relation to the value of our goodwill and other intangible assets and (iii) a company’s PFIC status is an annual determination that can be made only after the end of each taxable year, there is a significant risk that we could be a PFIC under the asset test. We believe we will be a PFIC for the year ended December 31, 2019 and we were a PFIC for the year ended December 31, 2018. In addition, it is not clear how to apply the income test to a company like us, which for any particular taxable year may have gross income that is either entirely passive or that significantly exceed any active gross income, but the overall losses of which from research and development activities exceed the overall amount of its gross income for that year. We currently do not earn income from sales of drugs. Accordingly, U.S. Holders should invest in our ADSs only if they are willing to bear the U.S. federal income tax consequences associated with investments in PFICs.

We provide the information necessary for a U.S. Holder to make a qualifying electing fund election (“QEF Election”) with respect to us and we will also use our best efforts to cause each Lower-tier PFIC

(as defined below) that we control to provide such information. We intend to provide this information for any taxable year during which our only income is interest income or income from financial investments and for any other taxable year for which we determine that we were a PFIC. However, no assurance can be given that such QEF information will be available for any Lower-tier PFIC that we do not wholly-own. We will post the information necessary to make QEF Elections on our website. If we are a PFIC for any taxable year, the consequences to any U.S. Holder will depend in part on whether the U.S. Holder makes a valid QEF Election or mark-to-market election as described below.

If we are a PFIC for any taxable year and any of our non-U.S. subsidiaries or other companies in which we own equity interests were also a PFIC (any such entity, a “Lower-tier PFIC”), U.S. Holders would be deemed to own a proportionate amount (by value) of the shares of each Lower-tier PFIC and would be subject to U.S. federal income tax according to the rules described in the subsequent paragraph on (i) certain distributions by a Lower-tier PFIC and (ii) dispositions of shares of Lower-tier PFICs, in each case as if the U.S. Holders held such shares directly, even though the U.S. Holders had not received the proceeds of those distributions or dispositions.

Generally, if we were a PFIC for any taxable year during which a U.S. Holder holds our ADSs or ordinary shares and the U.S. Holder does not make a valid QEF Election or a mark-to-market election, gain recognized upon a disposition (including, under certain circumstances, a pledge) of our ADSs or ordinary shares by the U.S. Holder will be allocated ratably over the U.S. Holder’s holding period for such ADSs or ordinary shares. The amounts allocated to the taxable year of disposition and to years before we became a PFIC will be taxed as ordinary income. The amount allocated to each other taxable year will be subject to tax at the highest rate in effect for that taxable year for individuals or corporations, as appropriate, and an interest charge will be imposed on the resulting tax liability for each relevant taxable year. Further, to the extent that any distribution received by a U.S. Holder on our ADSs or ordinary shares exceeds 125% of the average of the annual distributions received on such securities during the preceding three years or the U.S. Holder’s holding period, whichever is shorter (an “excess distribution”), such excess distribution will be subject to taxation in the same manner. If we are a PFIC for any taxable year during which a U.S. Holder owns our ADSs or ordinary shares, we will generally continue to be treated as a PFIC with respect to such U.S. Holder for all succeeding years during which such U.S. Holder owns our ADSs or ordinary shares, even if we cease to meet the threshold requirements for PFIC status. If we are a PFIC for any taxable year but cease to be PFIC for subsequent years, U.S. Holders should consult their tax advisers regarding the advisability of making a “deemed sale” election that would allow them to eliminate the continuing PFIC status under certain circumstances.

To avoid the foregoing rules, a U.S. Holder can make a QEF Election to treat us and each Lower-tier PFIC as a qualified electing fund in the first taxable year that the entity is treated as a PFIC with respect to the U.S. Holder. A U.S. Holder must make the QEF Election for each PFIC by attaching a separate properly completed IRS Form 8621 for that PFIC to the U.S. Holder’s timely filed U.S. federal income tax return. A U.S. Holder making a QEF election other than for the first taxable year in which it owns (or is treated as owning) an equity interest in a PFIC would continue to be subject to the rules described in the preceding paragraph with respect to such PFIC, unless the U.S. Holder makes a “deemed sale” election with respect to the PFIC and recognizes gain taxed under the general PFIC rules described above with respect to the PFIC stock’s appreciation before the year for which the QEF Election is made.

If a U.S. Holder makes a QEF Election with respect to a PFIC, the U.S. Holder will be taxed on its pro rata share of the PFIC’s ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is a PFIC. If a U.S. Holder makes a QEF Election with respect to us, any distributions we pay out of our earnings and profits that were previously included in the U.S. Holder’s income under the QEF Election would not be taxable to the U.S. Holder.

A U.S. Holder will increase its tax basis in its ADSs or ordinary shares by an amount equal to any income included under the QEF Election and will decrease its tax basis by any amount distributed on the ADSs or ordinary shares that is not included in the U.S. Holder’s income. In addition, a U.S. Holder will recognize capital gain or loss on the disposition of ADSs or ordinary shares in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the ADSs or ordinary shares, as determined in U.S. dollars. A. U.S. Holder will not be taxed on the ordinary income and net capital gain under the QEF rules for any year that we are not a PFIC.

Based on the nature of our expected income, the expected composition of our assets, and our business prospects, we do not currently expect to have significant ordinary earnings or net capital gain in any taxable year in which we may be a PFIC. However, it is difficult to predict the nature and composition of our income and assets and the value of our assets in light of the volatile nature of earnings patterns of emerging pharmaceutical or biotechnology companies such as us. Accordingly, U.S. Holders should note that if they make QEF Elections with respect to us and our subsidiaries, they may be required to pay U.S. federal income tax with respect to their ADSs or ordinary shares for any taxable year in which we have a positive amount of earnings or net capital gains even if we do not make any distributions in such year. U.S. Holders should consult their tax advisers regarding the advisability of making QEF Elections in their particular circumstances.

Mark-to-Market Election

Alternatively, if we are a PFIC for any taxable year and if our ADSs or ordinary shares are “regularly traded” on a “qualified exchange,” a U.S. Holder could make a mark-to-market election that will result in tax treatment different from the general tax treatment described in the two preceding paragraphs. Our ADSs and/or ordinary shares will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the ADSs and/or ordinary shares are traded on a qualified exchange on at least 15 days during each calendar quarter. NASDAQ, on which the ADSs are listed, is a qualified exchange for this purpose. The Internal Revenue Service has not identified specific non-U.S. exchanges that are “qualified” for this purpose. If a U.S. Holder makes a valid mark-to-market election, the U.S. Holder generally will recognize as ordinary income any excess of the fair market value of its ADSs or ordinary shares at the end of each taxable year over the adjusted tax basis of such ADSs or ordinary shares, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of its ADSs or ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder’s tax basis in our ADSs or ordinary shares will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of our ADSs or ordinary shares in a year in which we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a valid mark-to-market election is made for any year in which we are a PFIC, distributions will be treated as described below under “—Taxation of Distributions” except that the preferential tax rates on dividends paid to non-corporate U.S. Holders will not apply. U.S. Holders will not be able to make a mark-to-market election with respect to Lower-tier PFICs, if any. U.S. Holders should consult their tax advisers as to the availability and desirability of a mark-to-market election in their particular circumstances if we are a PFIC for any taxable year.

If a U.S. Holder owns our ADSs or ordinary shares during any year in which we are a PFIC, the U.S. Holder generally will be required to file annual reports on IRS Form 8621 (or any successor form) with respect to us and any Lower-tier PFIC, generally with the U.S. Holder’s U.S. federal income tax return for that year. U.S. Holders should consult their tax advisers regarding our PFIC status for any taxable year and the potential application of the PFIC rules to an investment in our ADSs or ordinary shares.

Taxation of Distributions

The discussion under “—Taxation of Distributions” is subject to the PFIC rules described in “—Passive Foreign Investment Company Rules” above. Distributions paid on ADSs or ordinary shares, other than certain pro rata distributions of our ordinary shares, will be treated as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s basis in the ADSs or ordinary shares and then as capital gain. For any taxable year in which we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, it is expected that any distributions generally will be reported to U.S. Holders as dividends. Dividends will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be eligible for taxation at a preferential tax rate provided that we were not a PFIC for the taxable year in which the dividend is paid or the prior taxable year. Non-corporate U.S. Holders should consult their tax advisers regarding the availability of this preferential rate in the light of the discussion in “—Passive Foreign Investment Company Rules” above and in their particular circumstances.

If dividend payments in respect of our ADSs or ordinary shares are made in a currency other than the U.S. dollar, the amount of the dividend distribution that a U.S. Holder must include in income will be the U.S. dollar value of the payments made in such other currency, determined at the spot U.S. dollar exchange rate on the date the dividend distribution is includible in income, regardless of whether the payment is in fact converted into U.S. dollars. Generally, if the foreign currency received as a dividend is not converted into U.S. dollars on the date of receipt, any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend payment is includible in income to the date the payment is actually converted into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders are urged to consult their tax advisors regarding the tax consequences of receiving, converting or disposing of any non-U.S. currency, received or deemed received as dividends on our ADSs or ordinary shares or on the sale or retirement of an ADS or an ordinary share.

Dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s, or in the case of our ADSs, the depositary’s, receipt. Dividends generally will be income from non-U.S. sources, which may be relevant in calculating a U.S. Holder’s foreign tax credit limitation. Subject to certain conditions and limitations, non-U.S. tax withheld, if any, on dividends may be deducted from such U.S. Holder’s taxable income or credited against such U.S. Holder’s U.S. federal income tax liability. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends that we distribute generally should constitute “passive category income,” or, in the case of certain U.S. Holders, “general category income.” A foreign tax credit for foreign taxes imposed on distributions may be denied if a U.S. Holder does not satisfy certain minimum holding period requirements. The rules relating to the determination of the foreign tax credit are complex, and U.S. Holders are urged to consult their tax advisors to determine whether and to what extent such U.S. Holder will be entitled to a foreign tax credit.

Sale or Other Taxable Disposition

Except as described under “—Passive Foreign Investment Company Rules” above, a U.S. Holder will generally recognize capital gain or loss on a sale or other taxable disposition of our ADSs or ordinary shares in an amount equal to the difference between the amount realized on the sale or disposition and the U.S. Holder’s tax basis in the ADSs or ordinary shares disposed of, in each case as determined in U.S. dollars. Any such gain or loss will be long-term capital gain or loss if at the time of the sale or disposition the U.S. Holder has owned our ADSs or ordinary shares for more than one year. Long-term capital gains recognized by non-corporate U.S. Holders may be subject to a tax rate that is lower than the rate applicable to ordinary income. The deductibility of capital losses is subject to limitations. Any capital gain or loss recognized upon the sale or disposition of ADSs or ordinary shares will generally be treated as U.S.-source income for foreign tax credit limitation purposes. U.S. Holders that sell the ADSs or ordinary shares for an amount denominated in a currency other than the U.S. dollar should consult their tax advisers regarding any potential foreign currency gain or loss that may have to be recognized.

Information Reporting and Backup Withholding

In general, payments of dividends and proceeds from the sale or other disposition of our ADSs or ordinary shares that are made within the United States or through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding, unless (i) in the case of information reporting, the U.S. Holder is a corporation or other “exempt recipient” and (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

Foreign Financial Asset Information Reporting

Certain U.S. Holders who are individuals (or certain specified entities) may be required to report information relating to their ownership of our ADSs or ordinary shares, or non-U.S. accounts through which our ADSs or ordinary shares are held. Penalties and potential other adverse tax consequences may be imposed if a U.S. Holder is required to submit such information to the IRS and fails to do so. U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to our ADSs or ordinary shares.

Material United Kingdom Tax Considerations

The following is a description of the material U.K. tax considerations relating primarily to the ownership and disposal of our ADSs by the U.S. Holders described above. The U.K. tax comments set out below are based on current U.K. tax law as applied in England and Wales, and HMRC practice (which may not be binding on HMRC) as at the date of this summary, both of which are subject to change, possibly with retrospective effect. They are intended as a general guide and, save where otherwise stated, only apply to you if you are not resident in the U.K. for U.K. tax purposes and do not hold our ADSs for the purposes of a trade, profession or vocation that you carry on in the U.K. through a branch, agency or permanent establishment in the U.K. and if you hold our ADSs as an investment for U.K. tax purposes and are not subject to special rules.

This summary does not address all possible tax consequences relating to an investment in our ADSs. In particular it does not cover the U.K. inheritance tax consequences of holding our ADSs. It assumes that DTC has not made an election under section 97A(1) of the Finance Act 1986. It assumes that we do not (and will not at any time) derive 75% or more of our qualifying asset value, directly or indirectly, from U.K. land, and that we are and remain solely resident in the U.K. for tax purposes. This summary is for general information only and is not intended to be, nor should it be considered to be, legal or tax advice to any particular holder. Holders of our ADSs are strongly urged to consult their tax advisers in connection with the U.K. tax consequences of their investment in our ADSs.

U.K. Taxation of Dividends

Mereo will not be required to withhold amounts for or on account of U.K. tax at source when paying a dividend in respect of its ordinary shares.

Holders who hold our ADSs as an investment, who are not resident in the U.K. for U.K. tax purposes and who do not hold their ADSs in connection with any trade, profession or vocation carried on by them in the U.K. through a branch, agency or permanent establishment in the U.K. should not be subject to U.K. tax in respect of any dividends on our ordinary shares.

U.K. Taxation of Capital Gains

An individual holder who is not resident in the U.K. for U.K. tax purposes should not be liable to U.K. capital gains tax on capital gains realized on the disposal of their ADSs unless such holder carries on a trade, profession or vocation in the U.K. through a branch or agency in the U.K. to which ADSs are attributable.

Any such individual holder of our ADSs who is temporarily non-resident for U.K. tax purposes will, in certain circumstances, become liable to U.K. tax on capital gains in respect of gains realized while they were not resident in the U.K.

A corporate holder of our ADSs which is not resident in the U.K. for U.K. tax purposes should not be liable for U.K. corporation tax on chargeable gains realized on the disposal of our ADSs unless it carries on a trade in the U.K. through a permanent establishment in the U.K. to which our ADSs are attributable.

Stamp Duty and Stamp Duty Reserve Tax

The following statements apply to all holders, regardless of their jurisdiction of tax residence.

It is assumed for the purposes of the following statements that all transfers or, or agreements to transfer, our ordinary shares are only made at times when (i) our ordinary shares are admitted to trading on AIM but are not listed on any market (with the term “listed” being construed in accordance with section 99A of the Finance Act 1986); and (ii) AIM continues to be accepted as a “recognised growth market” (as construed in accordance with section 99A of the Finance Act 1986). Holders of our ADSs who propose to transfer, or agree to transfer, our ordinary shares during such time as these conditions are not met (including during any period between the creation and issue of our ADSs and the admission to trading of our ordinary shares on AIM) are strongly urged to obtain their own advice.

No stamp duty is payable on the issue of our ordinary shares into a depositary receipt system (such as, Mereo understands, that operated by Citibank) or a clearance service (such as, Mereo understands, DTC). No stamp duty reserve tax (“SDRT”) should be payable on the issue of our ordinary shares into a depositary receipt system or a clearance service. Accordingly, no stamp duty or SDRT should be payable on the creation and issue of our ADSs pursuant to the issue of our ordinary shares to Citibank’s custodian.

No stamp duty or SDRT should be payable on transfers of, or agreements to transfer, our ordinary shares into a depositary receipt system or a clearance service.

No SDRT or stamp duty should be payable on paperless transfers of, or agreements to transfer, our ADSs through the facilities of DTC.

No stamp duty should be payable on a written instrument transferring, or a written agreement to transfer, our ADSs provided the instrument or agreement is executed and remains at all times outside the U.K. No SDRT should be payable in respect of agreements to transfer our ADSs.

No stamp duty or SDRT should be payable on transfers of, or agreements to transfer, our ordinary shares outside of a depositary receipt system or a clearance service.

PLAN OF DISTRIBUTION

The securities offered by this prospectus are being offered by Aspire Capital, the selling shareholder. The securities may be sold or distributed from time to time by the selling shareholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the securities offered by this prospectus may be effected in one or more of the following methods:

∎	ordinary brokers’ transactions;

∎	transactions involving cross or block trades;

∎	through brokers, dealers, or underwriters who may act solely as agents;

∎	“at the market” into an existing market for the ADSs;

∎	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

∎	in privately negotiated transactions; or

∎	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the securities may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the securities may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

The selling shareholder may transfer the securities by other means not described in this prospectus.

Brokers, dealers, underwriters, or agents participating in the distribution of the securities as agents may receive compensation in the form of commissions, discounts, or concessions from the selling shareholder and/or purchasers of the securities for whom the broker-dealers may act as agent. Aspire Capital has informed us that each such broker-dealer will receive commissions from Aspire Capital which will not exceed customary brokerage commissions.

Aspire Capital is an “underwriter” within the meaning of the Securities Act.

Neither we nor Aspire Capital can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between Aspire Capital, any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the securities offered by this prospectus.

We will pay all of the expenses incident to the registration, offering, and sale of the securities to the public other than commissions or discounts of underwriters, broker-dealers, or agents. We have agreed to indemnify Aspire Capital and certain other persons against certain liabilities in connection with the offering of securities offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Aspire Capital has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Aspire Capital specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

Aspire Capital and its affiliates have agreed not to engage in any direct or indirect short selling or hedging of our securities during the term of the Purchase Agreement.

We have advised Aspire Capital that while it is engaged in a distribution of the securities included in this prospectus it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

We may suspend the sale of securities by Aspire Capital pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

This offering will terminate on the date that all shares offered by this prospectus have been sold by Aspire Capital.

EXPENSES OF THE OFFERING

We estimate that our expenses in connection with the offering will be as follows:

Expenses	Amount
SEC registration fee	$3,835.00
Legal fees and expenses	$200,000.00
Accounting fees and expenses	$65,000.00
Miscellaneous costs	$5,000.00

Total	$273,835.00

All amounts in the table are estimates except the SEC registration fee. We will pay all of the expenses referred to above.

LEGAL MATTERS

Mayer Brown LLP has passed upon certain legal matters regarding the securities offered hereby. The validity of the ordinary shares underlying the ADSs to be offered pursuant to this prospectus will be passed upon for us by Mayer Brown International LLP.

EXPERTS

The consolidated financial statements of Mereo BioPharma Group plc at December 31, 2017 and 2018, and for each of the three years in the period ended December 31, 2018 appearing in Mereo BioPharma Group plc’s report on Form 20-F filed with the SEC on April 29, 2019 and amended on May 29, 2019, have been audited by Ernst & Young LLP (UK), independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of OncoMed Pharmaceuticals, Inc. appearing in OncoMed Pharmaceuticals, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2018, and the effectiveness of OncoMed Pharmaceuticals, Inc.’s internal control over financial reporting as of December 31, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain information filed with or furnished to the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. With respect to this prospectus, information that we later file with or furnishes to the SEC and that is incorporated by reference will automatically update and supersede information in this prospectus and information previously incorporated by reference into this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with or furnished to the SEC:

∎

our report on Form 6-K filed with the SEC on February 18, 2020 (SEC Accession No. 0001193125-20-039926), which contains our unaudited pro forma condensed combined financial information as of June 30, 2019 and December  31, 2018 and for the year ended December 31, 2018 and the interim period ended June 30, 2019, giving effect to the Merger as if it had occurred on January 1, 2018;

∎	our report on Form 6-K filed with the SEC on February 12, 2020 (SEC Accession No. 0001193125-20-032479);

∎

our report on Form 6-K filed with the SEC on September 17, 2019 (SEC Accession No.  0001193125-19-246280), which contains our unaudited interim consolidated financial statements as of June 30, 2019 and 2018 and for the six months ended June 30, 2019 and 2018;

∎	our annual report on Form 20-F for the year ended December 31, 2018, filed with the SEC on April 29, 2019 and amended on May 29, 2019 (File No. 001-38452);

∎	OncoMed’s annual report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 7, 2019 (File No. 001-35993); and

∎

the description of our ordinary shares and ADSs contained in our registration statement on Form 8-A, as filed with the SEC under Section 12(b) of the Exchange Act on April 9, 2018, including any amendment or report filed for the purpose of updating such description (File No. 001-38452).

Each document incorporated by reference into this prospectus is current only as of the date of such document, and the incorporation by reference of such document is not intended to create any implication that there has been no change in the affairs of Mereo or OncoMed since the date of the relevant document or that the information contained in such document is current as of any time subsequent to its date. Any statement contained in such incorporated documents is deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained herein in another document that is incorporated by reference into this prospectus at a later date modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies of these documents in the manner described under “Where You Can Find More Information.”

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are incorporated and currently existing under the laws of England and Wales. In addition, most of our directors and officers reside outside of the United States and most of our assets are located outside of the United States. As a result, it may be difficult for investors to effect service of process in the United States on us or those persons or to enforce in the United States judgments obtained in United States courts against us or those persons based on the civil liability or other provisions of the United States securities laws or other laws.

In addition, uncertainty exists as to whether the courts of England and Wales would:

∎

recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liabilities provisions of the securities laws of the United States or any state in the United States; or

∎	entertain original actions brought in England and Wales against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is currently no treaty between (i) the United States and (ii) England and Wales providing for reciprocal recognition and enforcement of judgments of United States courts in civil and commercial matters, although the United States and the United Kingdom are both parties to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards. A final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the United States securities laws, will not be automatically enforceable in England and Wales. Any final and conclusive monetary judgment for a definite sum obtained against us in United States courts will be treated by the courts of England and Wales as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues will be necessary, provided that:

∎

the relevant U.S. court had jurisdiction over the original proceedings according to English conflicts of laws principles at the time when proceedings were initiated—in order to establish that, it would be necessary that we either submitted to the U.S. jurisdiction or were resident/present or carrying on business within the U.S. jurisdiction and were duly served with process;

∎

the U.S. judgment was final and conclusive in the sense of being final and unalterable in the court that pronounced it and being for a definite sum of money and it is currently enforceable in the United States;

∎

the judgment given by the courts was not in respect of penalties, taxes, fines, or similar fiscal or revenue obligations (or otherwise based on a U.S. law that an English court considers to relate to a penal, revenue or other public law);

∎	the judgment was not procured by fraud;

∎

the judgment was not obtained following a breach of a jurisdictional or arbitration clause, unless with the agreement of the defendant or the defendant’s subsequent submission to the jurisdiction of the court;

∎	recognition or enforcement of the judgment in England and Wales would not be contrary to public policy or the Human Rights Act 1998;

∎	the proceedings pursuant to which judgment was obtained were not contrary to natural justice;

∎

the U.S. judgment was not arrived at by doubling, trebling, or otherwise multiplying a sum assessed as compensation for the loss or damages sustained and not being otherwise in breach of Section 5 of the U.K. Protection of Trading Interests Act 1980, or is a judgment based on measures designated by the Secretary of State under Section 1 of that Act or is otherwise unlawful under English law; and

∎	there is not a prior conflicting decision of an English court or the court of another jurisdiction whose judgment the English court recognizes on the issues in question between the same parties.

Whether these requirements are met in respect of a judgment based upon the civil liability provisions of the United States securities laws, including whether the award of monetary damages under such laws would constitute a penalty, is an issue for the English court making such decision.

Subject to the foregoing, investors may be able to enforce in England and Wales judgments in civil and commercial matters that have been obtained from U.S. federal or state courts. Nevertheless, we cannot assure you that those judgments will be recognized or enforceable in England and Wales.

If an English court gives judgment for the sum payable under a U.S. judgment, the English judgment will be enforceable by methods generally available for this purpose. These methods generally permit the English court discretion to prescribe the manner of enforcement. In addition, it may not be possible to obtain an English judgment or to enforce that judgment if the judgment debtor is or becomes subject to any insolvency or similar proceedings, or if the judgment debtor has any set-off or counterclaim against the judgment creditor. Also note that, in any enforcement proceedings, the judgment debtor may raise any counterclaim that could have been brought if the action had been originally brought in England unless the subject of the counterclaim was in issue and denied in the U.S. proceedings.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our board members, executive officers, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus but not delivered with this prospectus. We will provide these reports or documents upon written or oral request at no cost to the requester. Requests for these reports or documents should be addressed to Mereo BioPharma Group plc, Fourth Floor, One Cavendish Place, London, W1G 0QF, United Kingdom or by calling +44 33 3023 7300. In addition, these reports or documents may be accessed on the SEC’s website at www.sec.gov.

17,902,082 American Depositary Shares

Representing 89,510,410 Ordinary Shares

PRELIMINARY

PROSPECTUS

                , 2020

PART II—INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6. Indemnification of directors and officers

The Articles of Association of Mereo BioPharma Group plc (“Mereo,” the “Company” or the “registrant”) provide that Mereo may indemnify the directors and other officers of Mereo in respect of any proceedings, whether civil or criminal, brought against them by reason of their being directors or officers of Mereo and to the fullest extent permitted by the Companies Act 2006 of the United Kingdom (“CA 2006”).

Generally, under CA 2006, any provision by which Mereo directly or indirectly provides an indemnity (to any extent) for a director of Mereo or of an “associated company” (i.e., a company that is a parent, subsidiary or sister company of Mereo) against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director is (subject to certain exceptions specified under CA 2006) void.

Mereo has entered into a deed of indemnity with each of its directors. Except as prohibited by applicable law, these deeds of indemnity may require Mereo, among other requirements, to indemnify its directors and executive officers for certain expenses, including attorneys’ fees, costs and expenses incurred by such directors and executive officers with the prior written consent of Mereo in any action or proceeding arising out of their service as a director or executive officer of Mereo, or one of its subsidiaries.

Mereo maintains directors’ and officers’ insurance coverage, which, subject to policy terms and limitations, is expected to include coverage to reimburse Mereo for amounts that it may be required or permitted by law to pay directors or officers of Mereo.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling Mereo pursuant to the foregoing provisions, Mereo has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Recent sales of unregistered securities

In the three years preceding the filing of this registration statement, the Company has issued the following securities that were not registered under the Securities Act:

Issuance of Share Capital

∎	On April 3, 2017, the registrant issued 5,042,017 ordinary shares of nominal value £0.003 each to new and existing investors for aggregate consideration of £15.0 million.

∎	On April 26, 2017, the registrant issued 1,221,361 ordinary shares of nominal value £0.003 each upon the conversion of £1.4 million of Novartis Notes (as defined below).

∎	On October 31, 2017, the registrant issued 490,798 ordinary shares of nominal value £0.003 each to a new investor in connection with a licensing agreement.

∎	On June 1, 2018, the registrant issued 50,076 ordinary shares of nominal value £0.003 each to new and existing investors for aggregate consideration of £150,228.

∎	On July 23, 2018, the registrant issued 10,000 ordinary shares of nominal value £0.003 each to certain former employees of the registrant upon the exercise of share options.

∎

Under the public offering dated June 1, 2018, the registrant issued and allotted 50,076 ordinary shares of £0.003 in nominal value each on June 1, 2018 at a price of £3.00 per share to investors. Gross cash received was £150,228.

∎	On August 3, 2018, the registrant issued and allotted 10,000 ordinary shares of £0.003 in nominal value each pursuant to an exercise of employee share options.

∎	On October 22, 2018, the registrant issued and allotted 85,222 ordinary shares of £0.003 in nominal value each pursuant to an exercise of employee share options.

∎	On June 21, 2019, the registrant issued 1,936,030 ordinary shares of £0.003 in nominal value each upon the conversion of £2.4 million of Novartis Notes.

∎	On February 10, 2020, the registrant issued warrants to purchase 1,449,614 ordinary shares of £0.003 in nominal value each to existing investors in connection with the New Novartis Notes.

∎	On February 10, 2020, the registrant issued 14,295,520 ordinary shares (equivalent to 2,859,104 ADSs) of £0.003 in nominal value each to the selling shareholder for $3.0 million.

No underwriters were used in the foregoing transactions. The sales of securities described above were made in reliance upon the exemptions from registration provided by Regulation S under the Securities Act, Rule 144A under the Securities Act (before the Registrant’s ADSs became listed on Nasdaq) and/or Section 4(a)(2) of the Securities Act (including Regulation D promulgated thereunder). All of the foregoing securities are deemed restricted securities for the purposes of the Securities Act.

Grants and Exercises of Options and Restricted Share Awards

On April 26, 2018, the Company granted 100,817 options under the Deferred Bonus Share Plan to certain directors and certain other persons discharging managerial responsibility. The weighted average fair value of options granted was £3.23. The exercise price is £nil.

On May 2, 2018, the Company granted 303,000 options to certain employees under the Mereo BioPharma Group plc Share Option Plan. The weighted average fair value of options granted was £2.38. The exercise price is £3.25.

The issuances of the securities described above were deemed to be exempt from registration pursuant to Section 4(a)(2) of the Securities Act or Rule 701 promulgated under the Securities Act as transactions pursuant to compensatory benefit plans. The ordinary shares and ADSs issued upon the exercise of options are deemed to be restricted securities for purposes of the Securities Act.

Issuance of Notes

On April 6, 2017, Novartis delivered to the Company a notice of conversion with respect to £1,398,552 aggregate principal amount of Novartis Notes. Pursuant to such notice, on April 26, 2017, £1,398,552 aggregate principal amount of Novartis Notes was converted into 632,829 fully paid ordinary shares. Additionally, in connection with such conversion, the Company issued 588,532 ordinary shares to Novartis.

On June 6, 2019, Novartis delivered to the Company a notice of conversion with respect to the aggregate principal amount and interest of the Novartis Notes. Pursuant to such notice, on June 21, 2019 the aggregate principal amount and interest of £2,367,004 due under the Novartis Notes was converted into 1,071,042 fully paid ordinary shares at the fixed conversion price of £2.21 per share. Additionally, in connection with such conversion, the Company issued 864,988 ordinary shares to Novartis. At June 30, 2019 there was no further liability under the Novartis Notes which were converted in full as at that date.

On February 10, 2020, the Company entered into a convertible loan note instrument relating to the issue of 3,841,479 New Novartis Notes to Novartis. The New Novartis Notes are convertible at any time at a fixed price of £0.265 per ordinary share. The New Novartis Notes are convertible at any time at a fixed price of £0.265 per ordinary share. The New Novartis Notes included an adjustment provision to prevent the dilution of the ordinary shares issuable to Novartis under certain circumstances.

Warrants

The registrant has issued the following warrants under the Original Loan Agreement and the New Loan Agreement (each as defined in this registration statement) to Silicon Valley Bank or Kreos Capital V (UK) Limited, as the case may be.

∎	On August 21, 2017, the registrant issued warrants to purchase 363,156 ordinary shares at an exercise price of £3.029 each.

∎	On December 29, 2017, the registrant issued warrants to purchase 333,334 ordinary shares at an exercise price of £3.300 each.

∎	On October 1, 2018, the registrant issued warrants to purchase 225,974 ordinary shares at an exercise price of £2.31 each.

∎	On May 7, 2019, the registrant issued warrants to purchase 321,444 ordinary shares at an exercise price of £2.95 each.

In addition, on October 8, 2018, the registrant issued warrants to purchase 41,286 ordinary shares at an exercise price of £0.03 each to The Alpha-1 Project, Inc. in connection with the funding agreement entered into with such entity.

In addition, on February 10, 2020, the Company entered into a warrant instrument with Novartis to issue 1,449,614 ordinary shares at a weighted average exercise price of £0.265 per ordinary share. These warrants will be capable of exercise until February 10, 2025. The warrants include an adjustment provision to prevent the dilution of the ordinary shares issuable to Novartis under certain circumstances.

All of the foregoing issuances were made outside of the United States pursuant to Regulation S or to U.S. entities pursuant to Section 4(a)(2) of the Securities Act.

Item 8. Exhibits and financial statements

(a) Exhibits.    The exhibits to this registration statement are listed in the Exhibit Index to this registration statement and incorporated herein by reference.

(b) Financial Statement Schedules.    Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in our combined financial statements or the notes thereto.

Item 9. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and a(l)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Exchange Act of 1934 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.1	Articles of Association (incorporated by reference to Exhibit 3.1 to the registrant’s registration statement on Form F-4 filed with the SEC on January 25, 2019 (File No. 333-229351)).

4.1	Form of Deposit Agreement (incorporated by reference to Exhibit 4.2 to the registrant’s registration statement on Form F-4 filed with the SEC on January 25, 2019 (File No. 333-229351)).

4.2	Form of American Depositary Receipt (included in Exhibit 4.1).

5.1*	Opinion of Mayer Brown International LLP

10.1	Securities Purchase Agreement, dated February 10, 2020, by and between Mereo BioPharma Group PLC and Aspire Capital Fund, LLC (incorporated by reference to Exhibit 10.1 to the registrant’s report on Form 6-K filed with the SEC on February 10, 2020 (File No. 001-38452)).

10.2	Registration Rights Agreement, dated February 10, 2020, by and between Mereo BioPharma Group PLC and Aspire Capital Fund, LLC (incorporated by reference to Exhibit 10.2 to the registrant’s report on Form 6-K filed with the SEC on February 10, 2020 (File No. 001-38452)).

21.1	List of Subsidiaries (incorporated by reference to Exhibit 8.1 to the registrants Annual Report on Form 20-F for the year ended December 31, 2018, filed with the SEC on April 29, 2019 (File No. 001-38452)).

23.1*	Consent of Ernst & Young LLP (UK), Independent Registered Public Accounting Firm

23.2*	Consent of Ernst & Young LLP (US), Independent Registered Public Accounting Firm

23.3	Consent of Mayer Brown International LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page to the Registration Statement)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, the United Kingdom on February 18, 2020.

MEREO BIOPHARMA GROUP PLC

By:	/s/ Denise Scots-Knight, Ph.D.
	Name:	Denise Scots-Knight, Ph.D.
	Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Denise Scots-Knight, Ph.D. and Richard Jones, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on February 18, 2020 in the capacities indicated:

Name	Title

/s/ Denise Scots-Knight, Ph.D. Denise Scots-Knight, Ph.D.	Chief Executive Officer and Member of the Board (Principal Executive Officer)

/s/ Richard Jones Richard Jones	Chief Financial Officer and Member of the Board (Principal Financial Officer and Principal Accounting Officer)

/s/ Peter Fellner, Ph.D. Peter Fellner, Ph.D.	Chairman of the Board

/s/ Peter Bains Peter Bains	Member of the Board

/s/ Paul Blackburn Paul Blackburn	Member of the Board

/s/ Anders Ekblom, M.D., Ph.D. Anders Ekblom, M.D., Ph.D.	Member of the Board

Name	Title

/s/ Kunal Kashyap Kunal Kashyap	Member of the Board

/s/ Deepika R. Pakianathan, Ph.D. Deepika R. Pakianathan, Ph.D.	Member of the Board

/s/ Michael S. Wyzga Michael S. Wyzga	Member of the Board

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Mereo BioPharma Group plc has signed this registration statement on February 18, 2020.

Mereo US Holdings Inc.

By:	/s/ Denise Scots-Knight, Ph.D.
	Name:	Denise Scots-Knight, Ph.D.
	Title:	President